UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Crescent Banking Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CRESCENT BANKING COMPANY

7 Caring Way

Jasper, GA 30143

May 18, 2009

TO THE SHAREHOLDERS OF

CRESCENT BANKING COMPANY:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Crescent Banking Company (the “Company”), which will be held at the corporate offices of Crescent Banking Company, located at 7 Caring Way, Jasper, Georgia, Thursday, June 18, 2009 at 1:00 p.m. local time (the “Annual Meeting”).

At the Annual Meeting, you will be asked to consider and vote upon:

(1)	The election of three Class III directors to serve until the Company’s 2012 Annual Meeting of Shareholders;

(2)	An amendment to our Articles of Incorporation increasing the number of shares of the Company’s common stock authorized thereunder from 10 million shares to 50 million shares;

(3)	An amendment to our Articles of Incorporation deleting the restrictions contained in Article Six regarding certain business combinations, including transactions with interested shareholders, leaving only definitions for terms used throughout the Articles of Incorporation; and

(4)	Such other matters as may properly come before the Annual Meeting or any reconvened meeting following any adjournment thereof.

Information relating to the Annual Meeting and the proposals described above is set forth in the attached Notice of Meeting and Proxy Statement.

During 2008, turmoil within the financial services industry and the economy generally contributed to an increase in our nonperforming assets and a decrease in our earnings. In response, we have taken what we believe to be an aggressive approach with respect to determining the probability of losses in our loan portfolio. We also have strengthened our credit structure to assure sound operating practices during these challenging times. Although the Company and its wholly owned subsidiary, Crescent Bank and Trust Company (the “Bank”), were adequately capitalized under all applicable regulatory capital measurements as of December 31, 2008, our independent registered public accountant in their audit report for fiscal year 2008 has expressed substantial doubt about our ability to continue as a going concern. In addition, under applicable laws, the Board of Governors of the Federal Reserve System, as the Company’s primary federal regulatory, the Federal Deposit Insurance Corporation, as the Bank’s primary federal regulator and deposit insurer, and the Georgia Department of Banking and Finance, as the Bank’s chartering authority, have the ability to impose substantial sanctions, restrictions and requirements on us if they determine, upon examination or otherwise, violations of laws by the Company and/or the Bank, or weaknesses or failures with respect to general standards of safety and soundness by the Company and/or the Bank. In light of the foregoing, we believe that it is imperative to take all necessary steps to strengthen our capital position.

To that end, we have been carefully exploring a variety of capital-raising alternatives, including, without limitation, (i) participating in the Capital Purchase Program administrated by the U.S. Department of the Treasury under the Troubled Asset Relief Program, and (ii) transactions with members of our Board of Directors and management team. On March 3, 2008, the Company voluntarily withdrew its application to participate in the Capital Purchase Program and focused its efforts on alternative capital-raising opportunities. We believe that the amendments to our Articles of Incorporation are necessary to provide the Company with maximum flexibility to execute a financing transaction, should an opportunity become available.

We sincerely hope that you can attend the Annual Meeting and vote your shares in person. In any case, please complete the enclosed proxy and return it to us. You may also submit your proxy vote online by following the instructions on page 35 of the enclosed proxy statement. Your completion and delivery of the proxy will ensure that your preferences will be expressed on the matters that are being considered, even if you cannot attend the Annual Meeting. If you deliver a completed proxy or submit your proxy vote online, but you are able to attend the Annual Meeting, you may revoke your proxy and re-cast your votes by voting in person at the Annual Meeting or by following the revocation procedures described in the accompanying proxy statement.

Your vote is important. Pursuant to Article Ten of the Company’s Articles of Incorporation, the amendment to Article Six of the Company’s Articles of Incorporation requires the affirmative vote of at least 66 2/3% of the outstanding shares of Common Stock not beneficially owned by Mr. Michael W. Lowe, a member of our Board of Directors and an “Interested Shareholder” as defined in Article Six of our Articles of Incorporation, or any of his affiliates or associates as such terms are defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended, which is a significant threshold. No matter your level of ownership in the Company, or whether or not you plan to attend this meeting in person, it is very important that your shares be voted at the Annual Meeting. To make sure your shares are represented, we urge you to vote promptly using the enclosed voting materials.

We want to thank you for your support this past year. We encourage you to carefully review our 2008 Annual Report to Shareholders, which accompanies the attached proxy statement.

If you have any questions about the proxy statement or the Annual Meeting, please contact us at (678) 454-2266.

Sincerely,

J. Donald Boggus, Jr. President and Chief Executive Officer

CRESCENT BANKING COMPANY

7 Caring Way

Jasper, GA 30143

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, JUNE 18, 2009

TO THE SHAREHOLDERS OF CRESCENT BANKING COMPANY:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Shareholders of Crescent Banking Company (the “Company”) will be held at the corporate offices of Crescent Banking Company, located at 7 Caring Way, Jasper, Georgia, Thursday, June 18, 2009 at 1:00 p.m. local time (together with any adjournments or postponements thereof, the “Annual Meeting”) for the following purposes:

(1)	Elect Directors. To elect three Class III directors to serve until the Company’s 2012 Annual Meeting of Shareholders.

(2)	Authorized Shares. To amend the Company’s Articles of Incorporation to increase the number of shares of the Company’s common stock authorized thereunder from 10 million shares to 50 million shares.

(3)	Business Combinations. To amend the Company’s Articles of Incorporation to delete the restrictions contained in Article Six regarding certain business combinations, including transactions with interested shareholders, leaving only definitions for terms used throughout the Articles of Incorporation.

(4)	Other Business. To act upon such other matters as may properly come before the Annual Meeting or any reconvened meeting following any adjournment thereof.

The enclosed proxy statement explains these proposals in greater detail.

Only shareholders of record at the close of business on April 27, 2009 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Your vote is important. All shareholders, whether or not they expect to attend the Annual Meeting in person, are requested to complete, date, sign, and return the enclosed form of proxy in the accompanying envelope or submit a proxy vote online. Shareholders may also submit proxy votes online by following the instructions on page 35 of this proxy statement. The proxy, whether submitted by mail or online, may be revoked by the person executing or submitting the proxy by filing with the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting.

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Annual Meeting and for a period of ten days prior thereto at the Company’s executive offices in Jasper, Georgia.

BY ORDER OF THE BOARD OF DIRECTORS

J. Donald Boggus, Jr. President and Chief Executive Officer

Jasper, Georgia

May 18, 2009

Please complete, date and sign the enclosed proxy and return it to the Company in the envelope provided or submit your proxy vote online whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy by mail or submitted your proxy vote online.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 18, 2009

THE COMPANY’S PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS ARE

AVAILABLE ONLINE AT www.crescentbank.com

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

OF

CRESCENT BANKING COMPANY

TO BE HELD THURSDAY, JUNE 18, 2009

INTRODUCTION

This proxy statement is furnished to the shareholders of Crescent Banking Company (the “Company”) in connection with the solicitation by the Company of proxies for use at the Company’s 2009 Annual Meeting of Shareholders (together with any postponements or adjournments thereof, the “Annual Meeting”). The Annual Meeting will be held at the corporate offices of Crescent Banking Company, located at 7 Caring Way, Jasper, Georgia on Thursday, June 18, 2009 at 1:00 p.m. local time. The Annual Meeting is being held to consider and vote upon: (i) the election of three Class III directors to serve until the Company’s 2012 Annual Meeting of Shareholders; (ii) a proposed amendment to the Company’s Articles of Incorporation increasing the number of shares of common stock, par value $1.00 per share (the “Common Stock”) authorized thereunder from 10 million to 50 million shares; (iii) a proposed amendment to the Company’s Articles of Incorporation deleting the restrictions contained in Article Six regarding certain business combinations, including transactions with interested shareholders, leaving only definitions for terms used throughout the Articles of Incorporation; and (iv) such other business as may properly come before the Annual Meeting. These proposals are described in greater detail elsewhere in this proxy statement.

The Board of Directors is not aware of any other business to be presented to a vote of the shareholders at the Annual Meeting other than the matters described in this proxy statement. As permitted by Rule 14a-4(c) of the Securities and Exchange Commission (the “SEC”), the persons named as proxies on the enclosed proxy card will have discretionary authority to vote in their judgment on any proposals presented by shareholders for consideration at the Annual Meeting that were submitted to the Company after February 23, 2009. Such proxies also will have discretionary authority to vote in their judgment upon the election of any person as a director if a director nominee is unable to serve for good cause and will not serve, and on matters incidental to the conduct of the Annual Meeting.

This proxy statement is dated May 18, 2009 and is first being mailed to the shareholders of the Company on or about May 20, 2009. A copy of the Company’s 2008 Annual Report to Shareholders (the “Annual Report”) accompanies this proxy statement.

Shareholders of the Company may also receive, at no charge except the Company’s cost of copying exhibits, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC by the Company, by making a written or oral request to J. Donald Boggus, Jr., President and Chief Executive Officer, Crescent Banking Company, P.O. Box 668, Jasper, Georgia 30143, telephone (678) 454-2266.

RECORD DATE, SOLICITATION AND REVOCABILITY OF PROXIES, AND VOTING

The Company’s Board of Directors has fixed the close of business on April 27, 2009 as the record date for the determination of the Company’s shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only shareholders of the Company at the close of business on the record date will be entitled to vote at the Annual Meeting. At the close of business on April 13, 2009, there were 5,387,647 shares of the Company’s Common Stock, $1.00 par value, issued and outstanding and held by approximately 1,411 shareholders of record. The total number of shares outstanding, as well as all other information in this proxy statement, reflects a 2-for-1 stock split, which we effected on October 26, 2007. Notwithstanding the record date specified above, the Company’s stock transfer books will not be closed and shares of the Company’s Common Stock may be transferred at any time subsequent to the record date. However, all votes must be cast in the names of persons who were shareholders of record on the record date.

Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of Common Stock held of record at the close of business on the record date. Instructions for submitting a proxy vote online appear on page 35 of this proxy statement. Shares of Common Stock represented by a proxy properly executed or submitted online, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares of Common Stock will be voted “FOR” the election of the nominees for director named in this proxy statement and the amendments to the Articles of Incorporation described in this proxy statement and in the discretion of the proxy holders as to any other business properly brought before the Annual Meeting.

A shareholder who gives a proxy, whether submitted by mail or online, may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person. All written notices of revocation or other communications with respect to proxies should be addressed as follows: Crescent Banking Company, P.O. Box 668, Jasper, Georgia, 30143, Attention: J. Donald Boggus, Jr., President and Chief Executive Officer.

Cost of Solicitation of Proxies

This proxy is being solicited by the Company’s Board of Directors. The expense of this solicitation, including the cost of preparing and mailing this proxy statement and the accompanying Annual Report, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company’s Common Stock, and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit proxies in person or by telephone or telegraph.

In addition, Okapi Partners has been retained by the Company to assist in the solicitation of proxies. The Company has agreed to pay Okapi Partners $12,500 and to reimburse Okapi Partners for its reasonable out-of-pocket expenses and variable fees in connection with such services. The Company may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons.

Quorum and Voting Requirements

The approval of all proposals brought before the Annual Meeting requires that a quorum be present at the Annual Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Shares represented at the Annual Meeting that are withheld or abstained from voting and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are not submitted or are voted on some matters but not on others) will be considered present for purposes of determining a quorum at the Annual Meeting. Each shareholder is entitled to one vote on each proposal per share of Common Stock held as of the record date.

The election of the nominees for directors discussed in Proposal One requires the affirmative vote of a “plurality” of the votes cast by the shares of Common Stock entitled to vote in the election. This means that the three nominees who receive the highest number of properly cast votes will be elected as directors even if those nominees do not receive a majority of the votes cast. Shares represented by proxies that are marked “withhold authority” for the election of one or more director nominees or that are not voted (whether by abstention, broker non-vote or otherwise) will not be counted in determining the number of votes cast for those persons.

The approval of the amendment to the Company’s Articles of Incorporation to increase the number of shares of Common Stock authorized, as discussed in Proposal Two, requires the affirmative vote of at least a majority of the shares of Common Stock entitled to vote at the Annual Meeting. Shares represented by proxies that are marked “abstain” from voting for the proposed amendment will have the effect of a vote “against” Proposal Two.

The approval of the amendment to the Company’s Articles of Incorporation to amend Article Six, as discussed in Proposal Three, requires the affirmative vote of at least 66 2/3% of the outstanding shares of Common Stock not beneficially owned by Mr. Michael W. Lowe, a member of our Board of Directors and an “Interested Shareholder” as defined in our Articles of Incorporation, or any of his affiliates or associates as such terms are defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended. Shares represented by proxies that are marked “abstain” from voting for the proposed amendment will have the effect of a vote “against” Proposal Three.

Any other proposal that is properly brought before the Annual Meeting requires the approval of a majority of the votes cast at the Annual Meeting. Any shares that are not voted (whether by abstention, broker non-vote or otherwise) will have no effect on the vote.

Adjournment

In the event that a quorum is not represented in person or by proxy at the Annual Meeting, a majority of shares represented at that time may adjourn the Annual Meeting to allow the solicitation of additional proxies or other measures to obtain a quorum.

Where You Can Find More Information

If you have any questions concerning this proxy statement, would like to request additional copies of this proxy statement or need help voting your Shares, please contact our proxy solicitor:

Okapi Partners, LLC 780 Third Avenue, 30th Floor New York, New York 10017 Shareholders Call Toll Free: (877) 869-0171 Banks and Brokers Call Collect: (212) 297-0720

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company’s Board of Directors is presently divided into three classes, designated as Class I, Class II, and Class III directors. Each of Class I and Class II consists of two members and Class III consists of three members, each serving for a period of three years from their respective dates of election. Class III directors are presently serving a term that expires upon the Company’s 2009 Annual Meeting of Shareholders. The Class I and Class II directors are currently serving terms that expire upon the Company’s Annual Meeting of Shareholders in 2010 and 2011, respectively.

Election of Directors

Election of Three Class III Directors. Messrs. Michael W. Lowe and Cecil Pruett and Ms. Jane Whitfield are presently serving as Class III directors whose terms will expire at the Annual Meeting. Mr. Lowe was elected as a Class III director at the Company’s 2003 Annual Meeting of Shareholders, and has served on the Company’s Board since 1991. Mr. Pruett has served on the Company’s Board as a Class III director since 2004, and Ms. Whitfield has served on the Company’s Board since April 2002 and as a Class III director since 2004. Ms. Whitfield was originally elected to two consecutive one-year terms in 2002 and 2003. In 2004, she was nominated as a candidate for, and elected to serve as, a Class III director as part of a restructuring of the Company’s Board of Directors that was necessary to satisfy certain legal requirements respecting the number of classes a board of directors is permitted to have.

Messrs. Lowe and Pruett and Ms. Whitfield have been nominated by the Company’s Board of Directors based upon the recommendation of the Nominating and Corporate Governance Committee to stand for re-election. If elected, Messrs. Lowe and Pruett and Ms. Whitfield will serve as Class III directors for a three year term expiring at the Company’s 2012 Annual Meeting of Shareholders and until their successors are elected and qualified.

Information Relating to Directors, Executive Officers and Nominees

The table on the following pages sets forth, as to each director, executive officer or nominee, (i) his or her name; (ii) his or her age at April 13, 2009; (iii) the year he or she was first elected as a director or appointed as an officer; (iv) a description of positions and offices that he or she holds with the Company (other than as a director), Crescent Bank & Trust Company (the “Bank”), and Crescent Mortgage Services, Inc., the Company’s wholly-owned mortgage banking subsidiary (“CMS”), if any; (v) a brief description of his or her principal occupation or occupations over at least the last five years; and (vi) his or her other business experience. Information regarding the number of shares of Common Stock beneficially owned by him or her on April 13, 2009 and the percentage of the total shares of Common Stock outstanding on April 13, 2009 that his or her beneficial ownership represents is set forth under the caption “Ownership of Common Stock by Directors, Executive Officers and Certain Beneficial Owners.”

Name; Age at April 13, 2009; Year First Elected as Director of Company	Principal Occupation and Business Experience

Nominees for Election as Class III Directors (Term Expiring 2009, Unless Re-Elected)

Michael W. Lowe Age 61 1991	Mr. Lowe founded Jasper Jeep Sales, Inc. in 1976 and has served as its Chief Executive Officer since that time. Mr. Lowe has been a director of the Company and of the Bank since their respective organizations.

Janie Whitfield Age 66 2002	Ms. Whitfield owned and operated Mountain Gold, Inc., which did business as the Bargain Barn, a retail sporting goods store, for 36 years before selling that company in 1998. Ms. Whitfield was an organizer of the Bank and has served as a director since its inception. Ms. Whitfield chaired the Bank’s loan committee for three years, served as the Bank’s Chairperson from April 2002 until May 2003 and currently serves as the Bank’s Secretary. Ms. Whitfield has served as a director of the Company since April 2002.

Cecil Pruett Age 70 2004	Mr. Pruett is the former mayor of the City of Canton. He served three terms, from January 1, 1995 through December 31, 2007. Mr. Pruett previously owned Pruett and Associates, an insurance agency. Mr. Pruett has served as a director of the Bank since January 2000 and is the current Chairman of the Bank’s Board of Directors. He has served as a director of the Company since 2004. Mr. Pruett was a director of the Bank of Canton until it was sold to Wachovia. Mr. Pruett serves as a director of the North Georgia Regional Development Center, the Georgia Municipal Employees Benefit Plan, the Joe E. Johnston Foundation and Reinhardt College Board of Trustees. Mr. Pruett is President of the Georgia Municipal Association. Mr. Pruett was appointed by Governor Barnes to serve on the Advisory Committee for Land Conservation.

Incumbent Class I Directors (Term Expiring 2010)

John S. Dean, Sr. Age 69 2000	Mr. Dean served as President and Chief Executive Officer of Amicalola Electric Membership Cooperative from 1975 until his retirement in January 2000. Mr. Dean has served as a director of the Bank since its organization and of CMS since April 1998. Mr. Dean has served on the Company’s Board of Directors since April 2000 and as its Chairman since September 2003.

Name; Age at April 13, 2009; Year First Elected as Director of Company	Principal Occupation and Business Experience
Charles R. Fendley Age 63 2003	Mr. Fendley served as the co-owner and Vice President of Jasper Yarn Processing, Inc., a textile business, from 1972 until 1996. Since August 1996, Mr. Fendley has served as a Senior Vice President and mortgage officer of the Bank. Mr. Fendley has served as Senior Vice President and a director of the Bank since its organization. Mr. Fendley served on the Company’s Board of Directors and as its Secretary from May 1995 to April 2001 and was appointed in September 2003 to fill a Class I vacancy. Mr. Fendley has served as a director of Amicalola Electric Membership Corp. since 1972, and currently serves as Chairman of the Board. Mr, Fendley also serves as a director of Georgia Electric Membership Corporation. Mr. Fendley was a director of Oglethorpe Power Corporation from 1992 to 1996. Mr. Fendley has also served as a Director of Georgia Transmission Corporation since 1996, and currently serves as Chairman of the Board.

Incumbent Class II Directors (Term Expiring 2011)

Name; Age at April 13, 2009; Year First Appointed as Director of Company	Principal Occupation and Business Experience
Charles A. Gehrmann Age 71 2000	Mr. Gehrmann was employed by Mack Trucks, Inc. in 1963 where he held various management positions until 1990 when he purchased the Mack Truck franchise in Atlanta and Kennesaw, Georgia. Mr. Gehrmann sold Mack Sales of Atlanta, Inc. in 1999 and continued to serve as its President and Chief Executive Officer until 2001. Mr. Gehrmann currently serves as a director of the Associated Credit Union, where he has served since 1984. Mr. Gehrmann has served as a director of the Bank since April 1995, a director of CMS since April 1996 and as its Chairman since April 2001 and a director of the Company since January 2000.

J. Donald Boggus, Jr. Age 45 1999	Mr. Boggus began his banking career working with C & S National Bank in 1984 while attending the Georgia Institute of Technology. After serving as a staff accountant for two years with a regional accounting firm, Mr. Boggus worked as Controller for Etowah Bank in Canton, Georgia. Mr. Boggus joined the Bank as Controller in March 1989. Mr. Boggus served as Chief Financial Officer of the Bank and the Company until being named President and Chief Executive Officer in April 1996. Mr. Boggus has served on the Board of Directors of each of the Bank and CMS since April 1996 and of the Company since April 1999. Mr. Boggus serves as Secretary of CMS. Mr. Boggus also serves as a director of Covenant Bank & Trust Company, New Horizons Bank and Verity Bank.

Executive Officers of the Company Not Serving as Director

Name; Age at April 13, 2009; Year First Appointed as Officer of Company
Leland W. Brantley, Jr. Age 37 2002	Mr. Brantley serves as Executive Vice President and Chief Financial Officer for the Company and the Bank. Mr. Brantley joined the Company in November 2002. He has a B.S. in Accounting from Wake Forest University and is a Certified Public Accountant. Mr. Brantley held the position of Chief Financial Officer for Hometown Bank of Villa Rica from April 2000 to November 2002. Mr. Brantley served as a senior accountant for Bricker and Melton, P.A. from December 1996 to March 2000. Prior to Bricker and Melton, Mr. Brantley worked as a staff accountant with Hazlett, Lewis and Bieter, PLLC from January 1995 to December 1996.

A. Bradley Rutledge, Sr. Age 45 2002	Mr. Rutledge serves as Executive Vice President and Chief of Loan Administration of the Bank. Mr. Rutledge joined the Bank in 2002 after serving as County President for Regions Financial Corporation. He graduated from Berry College with a B.S. degree in 1987, and began his banking career with Pickens County Bank in the late 1980’s. He remained with Pickens County Bank for over 13 years, holding numerous positions and transitioning through mergers with 1st National Bancorp and Regions Financial Corporation.

Anthony N. Stancil Age 45 2004	Mr. Stancil serves as Executive Vice President and Chief of Loan Production of the Bank. Mr. Stancil joined the Company in January 2004 after serving as Executive Vice President and Senior Credit Officer of Regions Bank of Cherokee. He graduated from the University of Georgia with a B.B.A. in Banking & Finance, and holds an Associates degree from Reinhardt College. He began his banking career in 1985 at Citizens Bank in Ball Ground, Georgia. After the acquisition of Citizens Bank by Regions Financial Corporation, Mr. Stancil served as Senior Vice President and Senior Lending Officer at Regions Bank of Cherokee from May 1996 to June 2001 and as Executive Vice President and Senior Credit Officer from June 2001 to January 2004.

Bonnie B. Boling Age 54 1997	Ms. Boling serves as Executive Vice President and Retail Administrator of the Bank. From April 1997 until November 2002, Ms. Boling served as Senior Vice President and Chief Financial Officer for the Company, the Bank and CMS. She has a B.S. in Accounting from Kennesaw State University and is a Certified Public Accountant. Ms. Boling held the position of Senior Vice President and Chief Financial Officer for Cherokee Federal Savings Bank, FSB and Bank of North Georgia from 1989 to 1994. Ms. Boling has worked in the banking industry since 1973.

Recommendation and Required Vote

The election of the nominees for directors discussed in Proposal One requires approval by a “plurality” of the votes cast by the shares of Common Stock entitled to vote in the election. This means that the three nominees who receive the highest number of properly cast votes will be elected as directors even if those nominees do not receive a majority of the votes cast. All shares represented by valid proxies, and not revoked before they are exercised, will be voted in the manner specified therein. Shares represented by proxies that are marked “withhold authority” for the election of one or more director nominees, or that are not voted (whether by abstention, broker non-votes or otherwise) will not be counted in determining the number of votes cast for those persons. Although all nominees are expected to serve if elected, if any nominee is unable to serve, then the persons designated as proxies will vote for the remaining nominees and for such replacements, if any, as may be nominated by the Company’s Board of Directors based upon the recommendation of the Nominating and Corporate Governance Committee. Proxies cannot be voted for a greater number of persons than the number of nominees specified herein (two persons). Cumulative voting is not permitted.

The nominees have been nominated by the Company’s Board of Directors based on the recommendation of the Company’s Nominating and Corporate Governance Committee, and the Board of Directors unanimously recommends a vote “FOR” this Proposal One.

OWNERSHIP OF COMMON STOCK BY DIRECTORS, EXECUTIVE OFFICERS AND

CERTAIN BENEFICIAL OWNERS

The following table reflects the number and percentage of shares of Common Stock beneficially owned, as of April 13, 2009, by (i) each of the directors, (ii) each of the executive officers named in the Summary Compensation Table below, (iii) all of the directors and executive officers of the Company as a group, and (iv) those persons known by the Company to beneficially own more than 5% of the Common Stock. Management of the Company is informed that all such shares were held individually by each such shareholder with sole voting and investment power, except as noted herein.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
J. Donald Boggus, Jr., President, Chief Executive Officer and Director 281 Happy Talk Trail Jasper, GA 30143	526,991(2) (13)	9.64%

John S. Dean, Sr., Chairman 357 Alpine Drive Jasper, GA 30143	106,223(3)	1.97%

Charles R. Fendley, Director 165 Town Creek Trail Jasper, GA 30143	45,036(4) (13)	0.83%

Charles Gehrmann, Director 761 ADRA Road Morganton, GA 30560	73,598(5)	1.36%

Michael W. Lowe, Director Fox Run Jasper, GA 30143	1,805,403(6)	33.43%

Cecil Pruett, Director 371 Hilton Way Canton, Georgia 30114	27,463(7)	0.51%

Janie Whitfield, Director Rachel Drive Jasper, GA 30143	134,300(8)	2.49%

Leland W. Brantley, Jr., Chief Financial Officer 977 Laurel Field Lane Marietta, GA 30064	44,333(9) (13)	0.82%

A. Bradley Rutledge, Sr., Executive Officer 387 Winchester Ridge North Jasper, Georgia 30143	59,833(10) (13)	1.10%

Anthony N. Stancil, Executive Officer 5010 Rebels Run Canton, Georgia 30114	61,504(11) (13)	1.13%

Bonnie B. Boling, Executive Officer 264 East Boling Road Jasper, Georgia 30143	62,173(12) (13)	1.15%

All current directors and executive officers as a group (11 persons)	2,946,857	51.74%

(1)	Information relating to beneficial ownership of Common Stock is based upon information furnished by each person using “beneficial ownership” concepts as set forth in the rules of the SEC. Under those rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under those rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Accordingly, directors are named as beneficial owners of shares as to which they may disclaim any beneficial interest.
(2)	Includes 3,024 shares held by Mr. Boggus’ wife, 195,748 shares held by Pickland, Inc., 90,860 shares held by DJT Investments, LLLP, 79,940 shares held by Happy Talk Trail Partners LLLP, 16,228 shares held by Trust U/W James D. Boggus, Sr. and 76,666 shares Mr. Boggus has the right to acquire within 60 days pursuant to vested options.
(3)	Includes 13,600 shares Mr. Dean has the right to acquire within 60 days pursuant to vested options.
(4)	Includes 18,556 shares Mr. Fendley has the right to acquire within 60 days pursuant to vested options.
(5)	Includes 13,600 shares Mr. Gehrmann has the right to acquire within 60 days pursuant to vested options.
(6)	Includes 67,286 shares held by Mr. Lowe’s wife and held as custodian for his children and 13,600 shares Mr. Lowe has the right to acquire within 60 days pursuant to vested options.
(7)	Includes 10,056 shares Mr. Pruett has the right to acquire within 60 days pursuant to vested options.
(8)	Includes 9,256 shares Ms. Whitfield has the right to acquire within 60 days pursuant to vested options.
(9)	Includes 38,333 shares Mr. Brantley has the right to acquire within 60 days pursuant to vested options.
(10)	Includes 43,333 shares Mr. Rutledge has the right to acquire within 60 days pursuant to vested options.
(11)	Includes 38,333 shares Mr. Stancil has the right to acquire within 60 days pursuant to vested options and 14,810 shares that are held in street name.
(12)	Includes 32,666 shares Ms. Boling has the right to acquire within 60 days pursuant to vested options.
(13)	The Company has awarded 8,000 restricted shares of Common Stock to Mr. Boggus, 6,000 shares of restricted stock to each of Ms. Boling and Messrs. Brantley, Stancil and Rutledge and 4,000 shares of restricted stock to Mr. Fendley. Of these shares, half vest on December 21, 2009 and half vest on December 20, 2010; however, if the holder ceases to be employed by the Company prior to the vesting date, he or she loses all rights with respect to these shares. The ownership totals for each of these individuals includes these restricted shares.

CORPORATE GOVERNANCE

Attendance at Board of Director and Committee Meetings

During 2008, the Board of Directors held 12 meetings. Each member of the Company’s Board of Directors attended at least 75% of the aggregate number of meetings of the Board and Board committees on which he or she served. All of the Company’s directors were in attendance at the Company’s 2008 Annual Meeting. Although the Company has not adopted a formal written policy with respect to director attendance at meetings, we encourage our directors to attend each annual meeting of shareholders and all meetings of the Board and committees on which the directors serve.

Independent Directors

The Company’s Common Stock is listed on the Nasdaq Capital Market. Nasdaq requires that a majority of our directors be “independent directors,” as defined in the Nasdaq Rules. Generally, a director does not qualify as an independent director if the director (or, in some cases, a member of a director’s immediate family) has, or in the past three years had, certain relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board has affirmatively determined that a majority of the Company’s directors are independent directors under the Nasdaq Rules. The following current directors and nominees for director qualify as independent directors under the Nasdaq Rules:

John S. Dean, Sr.

Charles Gehrmann

Michael W. Lowe

Janie Whitfield

Independent Director Meetings in Executive Sessions

The Company’s independent directors, as defined under the Nasdaq Rules, meet separately from the other directors at such times as may be deemed appropriate by the Company’s independent directors. The independent directors met separately once during 2008. Any independent director may call an executive session of independent directors at any time.

Committees of the Board of Directors

The Company maintains standing Executive, Audit, Compensation, and Nominating and Corporate Governance Committees. These committees also serve the same functions for the Bank. The Bank’s Board of Directors maintains separate Mortgage Banking, Loan, and Asset/Liability and Investment Committees.

Nominating and Corporate Governance Committee

General

The Nominating and Corporate Governance Committee is composed of Messrs. Gehrmann (Chairman) and Dean and Ms. Whitfield, all of whom are independent directors as defined in the Nasdaq Rules. The Nominating and Corporate Governance Committee has the authority and responsibilities set forth in its Charter, including identifying individuals qualified to become members of the Board of Directors of the Company or the Bank, and recommending to the Boards of the Company and the Bank the director nominees for the next annual meeting of shareholders. While nominees recommended by shareholders will be considered, the Nominating and Corporate Governance Committee has not actively solicited recommendations. The Nominating and Corporate Governance Committee also takes a leadership role in shaping corporate governance policies and practices including recommending to the Board of Directors the corporate governance principles applicable to the Company and monitoring Company compliance with said policies and guidelines. The responsibilities and duties of the Nominating and Corporate Governance Committee are more fully set out in its Charter, which is available on the Company’s website at www.crescentbank.com. The Nominating and Corporate Governance Committee held 1 meeting during 2008.

Director Nominating Process

The Nominating and Corporate Governance Committee reviews and makes recommendations to the full Board of Directors regarding the composition, size and organization of the Board so that the Board consists of members with the proper expertise, skills, attributes and personal and professional backgrounds needed by the Company, consistent with applicable Nasdaq and regulatory requirements.

The Company’s Nominating and Corporate Governance Committee identifies director candidates based upon suggestions from current directors and executives, recommendations from shareholders and, in some cases, advice received from one or more search firms engaged by the Nominating and Corporate Governance Committee. No fees were paid to any such search firm during 2008. Director candidates are typically interviewed by the Chairman of the Nominating and Corporate Governance Committee and at least one other Committee member. The full Board formally nominates candidates for director to be included in the slate of directors presented for shareholder vote based upon the recommendations of the Nominating and Corporate Governance Committee following this process.

The Nominating and Corporate Governance Committee believes all director candidates should meet certain qualifications and possess certain qualities or skills. The Nominating and Corporate Governance Committee believes each director candidate should at a minimum:

•	possess the highest personal and professional ethics, integrity and character;

•	be committed to representing the long-term interests of the Company’s shareholders;

•	be inquisitive and have an objective perspective with a willingness to ask hard questions;

•	be willing and able to devote sufficient time to carrying out his or her duties and responsibilities effectively; and

•	be committed to serve on the Board of Directors for an extended period of time.

Any shareholder may recommend to the Nominating and Corporate Governance Committee a director candidate for consideration by contacting the Company’s Nominating and Corporate Governance Committee, c/o Crescent Banking Company, P.O. Box 668, Jasper, Georgia 30143. Candidates for director recommended by shareholders are afforded the same consideration as candidates for director that are identified by Company directors, executives or director search firms. A nominee recommended by a shareholder in this manner will not be included on the ballot or in the Company’s proxy statement unless the Nominating and Corporate Governance Committee nominates such person for election to the Board of Directors.

Any shareholder who satisfies the eligibility requirements of SEC Rule 14a-8 may also submit a nomination for inclusion in the proxy statement by submitting the following information to the Company’s Nominating and Corporate Governance Committee, c/o Crescent Banking Company, P.O. Box 668, Jasper, Georgia 30143: (i) the name, age, business address and residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee; (iii) the class and number of shares of the Company that the proposed nominee beneficially owns; (iv) any other information relating to the proposed nominee that is required to be disclosed in the solicitation of proxies pursuant to any applicable law, rule or regulation; (v) the name and record address of the shareholder making the recommendation; and (vi) the class and number of shares of the Company that the shareholder making the recommendation beneficially owns. To be considered for inclusion in the proxy statement for the 2010 Annual Meeting of Shareholders, nominations must be received by December 6, 2009, and must include information relating to the expertise, skills, attributes and personal and professional background of such candidates.

All recommendations and nominations will be brought to the attention of the Company’s Nominating and Corporate Governance Committee, which may solicit additional information from the shareholder or the candidate.

Shareholder Communications to the Board of Directors

Shareholders who wish to communicate with the Board of Directors, a Board committee, any group of directors or any individual director may do so by sending written communications addressed to the Board of Directors, a Board committee, a group of directors or an individual director, c/o Secretary, Crescent Banking Company, P.O. Box 668, Jasper, Georgia 30143. All communications will be compiled by the Company’s Secretary and submitted to the addressee or addressees at the next regular meeting of the Board.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct and Ethics applicable to all directors, officers and employees, with special provisions applicable to the Company’s Chief Executive Officer and its financial officers. A copy of the Code of Conduct and Ethics will be provided, without charge, upon request to our Secretary, Crescent Banking Company, P.O. Box 668, Jasper, Georgia 30143. The Code of Conduct and Ethics complies with applicable Nasdaq and SEC requirements.

Audit Committee

General

The Audit Committee of the Board of Directors is composed of Messrs. Dean (Chairman) and Gehrmann and Ms. Whitfield, all of whom are independent directors as defined in the Nasdaq and SEC Rules and meet the heightened independence requirements for service on a listed company audit committee. The Audit Committee has the authority and responsibilities set forth in its Charter, including reviewing the Company’s financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. It appoints independent auditors, reviews and approves their audit plan and reviews with the independent auditors the results of the audit and management’s response thereto. The Audit Committee also reviews the adequacy of the internal audit budget and personnel, the internal audit plan and schedule, and results of audits performed by the internal audit staff. The Audit Committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The Audit Committee reports its findings to the Board of Directors. The responsibilities and duties of the Audit Committee are more fully set out in its Charter, which is available on the Company’s website at www.crescentbank.com. The Audit Committee held 10 meetings during 2008.

Report of the Audit Committee

The Audit Committee monitors the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter originally adopted by the Board of Directors and the Audit Committee on June 13, 2000, and subsequently revised to reflect changes required by the Sarbanes-Oxley Act of 2002, SEC and Nasdaq Rules and certain requirements of the Public Company and Accounting Oversight Board.

This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process during 2008 and particularly with regard to the Company’s audited consolidated financial statements as of December 31, 2008 and 2007 and the operating results for the three year period ended December 31, 2008.

The Audit Committee is composed of three persons, all of whom currently are “independent directors,” as defined in the Nasdaq and SEC Rules and meet the heightened independence requirements for service on a listed company audit committee. None of the Audit Committee members is or has been an officer or employee of the Company or any of its subsidiaries, has engaged in any nonexempt business transaction or has any nonexempt business or family relationship with the Company or any of its subsidiaries or affiliates, other than in the ordinary course of business. Given our non-urban location and the challenging economic environment, to date we have been unable to identify a suitable candidate for director that would qualify as an “audit committee financial expert,” as defined by the SEC, to become a member of the Audit Committee. The Board of Directors believes that the incumbent Audit Committee members’ financial acumen is strong and that they can discharge the Audit Committee’s responsibilities. The Audit Committee also serves as the audit committee of the Bank.

The Company’s management has the primary responsibility for the Company’s financial statements and reporting process, including the systems of internal controls. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee monitors the integrity of the Company’s financial reporting process and system of internal controls as well as the independence and performance of the Company’s independent auditors and internal auditors. The Audit Committee also appoints or recommends annually to the Board of Directors the accountants to serve as the Company’s independent auditors for the coming year. The Audit Committee pre-approves the professional services that are provided by the Company’s independent auditor in accordance with the pre-approval policy discussed under “Information Concerning the Company’s Independent Auditor—Audit Committee Pre-Approval Policy.”

The Audit Committee believes that it has taken the actions necessary or appropriate to fulfill its oversight responsibilities under its Charter and applicable law. To carry out its responsibilities, the Audit Committee met 10 times during 2008.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed and discussed with the Company’s independent auditors, Dixon Hughes PLLC (“Dixon Hughes”), their judgments as to the quality (rather than just the acceptability) of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from Dixon Hughes required by the applicable requirements of the Public Company Accounting Oversight Board regarding Dixon Hughes’ communications with the Audit Committee concerning independence and has discussed with Dixon Hughes its independence from management and the Company. The Audit Committee also considered whether the provision of services during 2008 by Dixon Hughes that were unrelated to its audit of the financial statements referred to above and to their reviews of the Company’s interim financial statements during 2008 is compatible with maintaining

Dixon Hughes’ independence, and determined that the provision of non-audit services by Dixon Hughes is compatible with being independent.

Additionally, the Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plan for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC. The Audit Committee also recommended to the Board of Directors that the Company retain Dixon Hughes as the Company’s independent auditors for 2009.

The Board has approved and ratified such recommendation. In addition, the Audit Committee has pre-approved the scope of non-audit services anticipated to be performed by Dixon Hughes in 2009 and the estimated budget for those services.

Audit Committee John S. Dean, Sr., Chairman Charles Gehrmann Janie Whitfield May 18, 2009

Compensation Committee

General

The Company’s Compensation Committee is composed of Ms. Whitfield (Chairperson) and Messrs. Dean and Gehrmann, all of whom are independent directors as defined in the Nasdaq Rules. The Compensation Committee has the authority and responsibilities set forth in its Charter, including determining the compensation of the executive officers and employees of the Company, the Bank and CMS. All officers of the Company are compensated by the Bank because they are dual employees of the Bank and the Company, and are not separately compensated for their services as employees of the Company. The Compensation Committee also administers various of the Company’s benefit and incentive plans. The Compensation Committee has the authority to interpret the provisions of the Company’s Dividend Reinvestment and Stock Purchase Plan, the 1995 Stock Option Plan for Outside Directors (the “1995 Director Plan”), the 2001 Non-Employee Director Stock Option Plan (the “2001 Director Plan”) and the 2001 Long-Term Incentive Plan (the “2001 LTIP”). The Compensation Committee is authorized to delegate its authority to subcommittees consisting of one or more of its members when appropriate. The responsibilities and duties of the Compensation Committee are more fully set out in its Charter, which is available on the Company’s website at www.crescentbank.com. The Compensation Committee held 3 meetings during 2008.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the cash and other compensation that we paid to our named executive officers, or that was otherwise earned by our named executive officers, for their services in all capacities during each of the last two fiscal years.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)		All other compensation ($)	Total ($)
J. Donald Boggus President and Chief Executive Officer of the Company and the Bank	2008	282,750	47,570	33,932	—		13,429	377,681
	2007	280,000	31,669	31,705	96,997	(2)	71,202	511,573

Leland W. Brantley, Jr. Executive Vice President and Chief Financial Officer of the Company and the Bank	2008	170,138	35,677	18,466	—		14,100	238,381
	2007	166,000	23,752	19,372	57,505	(2)	9,308	275,937

A. Bradley Rutledge, Sr. Executive Vice President and Chief of Lending Administration of the Bank	2008	179,644	35,677	11,541	—		14,100	240,962
	2007	178,000	23,752	9,186	61,662	(2)	11,521	284,121

(1)	Reflects the dollar amount recognized by the Company for financial statement reporting purposes relating to stock and option awards, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in each fiscal year were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (which we refer to as “FAS 123R”). The assumptions used in determining the grant date fair values of the options are set forth in Note 12, “Stock Options,” to the Company’s consolidated financial statements contained in its annual report on Form 10-K for the years ended December 31, 2003 and December 31, 2004.
(2)	Reflects the cash award earned under our Officer Incentive Plan for fiscal year 2007.

Material Terms of Compensation Arrangements

Equity Awards. Our named executive officers did not receive any equity awards in fiscal year 2008. In fiscal year 2007, we granted our named executive officers restricted stock under our 2001 Long-Term Incentive Plan. The shares of restricted stock vest as to 100% of the shares on the third anniversary of the grant date. During the vesting period, the named executive officers are the beneficial owners of the shares of restricted stock and possess all voting and dividend rights. The restricted shares will vest upon the occurrence of a change in control or upon termination of the named executive officer’s employment other than for cause, death or disability, or resignation for good reason.

Officer Incentive Plan. The Company maintains the Officer Incentive Plan, a performance plan under which our named executive officers may earn annual cash incentive awards equal to a percentage of their base salaries. Our named executive officers were awarded bonuses under this plan in fiscal year 2007, which bonuses are reflected in the “Non-equity incentive plan compensation” column. The Company suspended the Officer Incentive Program for fiscal year 2008.

All Other Compensation. Amounts included in this column for fiscal year 2008 are as follows: (1) employer contributions to 401(k) plan for each of Messrs. Boggus, Brantley and Rutledge, $6,900; (2) automobile allowance for Messrs. Brantley and Rutledge, $7,200; and (3) premiums for life insurance for Mr. Boggus, $5,128.

Outstanding Equity Awards at 2008 Fiscal Year-End Table

The following table provides information concerning unexercised options and restricted stock awards outstanding as of December 31, 2008, for each of our named executive officers, as adjusted for the 2-for-1 stock split that occurred on October 26, 2007.

Outstanding Equity Awards at 2008 Fiscal Year-End

	Option awards						Stock awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(9)
Mr. Boggus	20,000	(1)	—		5.00	07/05/11	8,000	(7)	34,000
	20,000	(2)	—		15.445	10/23/13	—		—
	6,667	(3)	3,333	(3)	13.255	11/18/14	—		—
	30,000	(4)	—		16.725	07/21/15	—		—
Mr. Brantley	10,000	(5)	—		6.925	11/21/12	6,000	(8)	25,500
	8,000	(2)	—		15.445	10/23/13	—		—
	5,333	(3)	2,667	(3)	13.255	11/18/14	—		—
	15,000	(4)	—		16.725	07/21/15	—		—
Mr. Rutledge	20,000	(6)	—		7.00	04/08/12	6,000	(8)	25,500
	5,000	(2)	—		15.445	10/23/13	—		—
	3,334	(3)	1,666	(3)	13.255	11/18/14	—		—
	15,000	(4)	—		16.725	07/21/15	—		—

(1)	Stock options awarded to Mr. Boggus on July 5, 2001, under the 2001 Long-Term Incentive Plan, which vested as to 100% of the shares on July 5, 2003.
(2)	Stock options awarded to the executive on October 23, 2003, under the 2001 Long-Term Incentive Plan. The stock options vested as to one-third of the shares on each of October 23, 2006, October 23, 2007, and October 23, 2008.
(3)	Stock options awarded to the executive on November 18, 2004, under the 2001 Long-Term Incentive Plan. The stock options vested as to one-third of the shares on November 18, 2007, and as to another one-third of the shares on November 18, 2008. The final one-third of the shares will vest on November 18, 2009.
(4)	Stock options awarded to the executive on July 21, 2005, under the 2001 Long-Term Incentive Plan, which vested as to 100% of the shares on December 21, 2005.
(5)	Stock options awarded to Mr. Brantley on November 21, 2002, under the 2001 Long-Term Incentive Plan. The stock options vested as to one-third of the shares on each of November 21, 2005, November 21, 2006 and November 21, 2007.
(6)	Stock options awarded to Mr. Rutledge on April 8, 2002, under the 2001 Long-Term Incentive Plan. The stock options vested as to one-half of the shares on April 8, 2004, and as to one-half of the shares on April 8, 2005.

(7)	Restricted stock awarded to Mr. Boggus under the 2001 Long-Term Incentive Plan. 4,000 shares will vest on December 21, 2009, and 4,000 shares will vest on December 20, 2010, provided Mr. Boggus is employed by the Company on such dates.
(8)	Restricted stock awarded to the executive under the 2001 Long-Term Incentive Plan. 3,000 shares will vest on December 21, 2009, and 3,000 shares will vest on December 20, 2010, provided the executive is employed by the Company on such dates.
(9)	Reflects the value as calculated using the closing market price of our Common Stock on the Nasdaq Capital Market as of December 31, 2008, the last trading day in fiscal year 2008 ($4.25).

Material Terms of Retirement Benefits

The Company maintains the Supplemental Executive Retirement Plan (the “SERP”), under which each of our named executive officers participates. The SERP is a defined benefit plan, under which a certain level of benefits is guaranteed upon retirement. If a participant remains in service with the Company until age 65, he or she will be entitled to a supplemental retirement benefit, which we refer to as the “Retirement Benefit.” Each participant has a projected annual Retirement Benefit, which value was calculated by multiplying by 50% the projected dollar value of executive’s base salary at the time he or she entered the plan plus an assumed 4% increase in such salary through age 65. As described below, in certain circumstances, participants may become “vested” in their Retirement Benefit prior to age 65.

The SERP provides that payment of the Retirement Benefit will commence on the later of (i) the 1st day of the month following the month in which the executive reaches age 65, or (ii) the 1st day of the month following the month in which the executive terminates employment. Alternatively, participants may elect to receive their Retirement Benefit beginning when they reach age 65, regardless of whether they incur a termination of employment. Each of our named executive officers made this election. The annual Retirement Benefit is payable for 15 years in equal monthly installments, or, if the participant elects, a lump sum. Messrs. Boggus, Brantley and Rutledge elected to receive the discounted present value of such 15 years of Retirement Benefits in a lump sum payment.

Survivor Benefit. If an executive dies prior to termination of employment, but while employed by the Company, his or her beneficiary will receive a survivor’s benefit payable for 15 years in 180 monthly installments, or a lump sum equal to the present value of such survivor’s benefit. Messrs. Boggus, Brantley and Rutledge elected to receive the discounted present value of 15 years of survivor’s benefits in a lump sum payment. If an executive dies after his or her termination of employment, but prior to the commencement of benefit payments, his or her beneficiary will be entitled to the benefit that the executive would otherwise have been entitled. In addition to the benefits described above, upon executive’s death, his or her beneficiary will be entitled to receive a one-time lump sum death benefit equal to $10,000 to provide for the executive’s burial and/or funeral expenses.

Voluntary or Involuntary Termination Prior to Age 65. In the event of an executive’s voluntary termination of employment with the Company or involuntary termination of employment by the Company prior to age 65, such executive will be entitled to his or her “accrued benefit,” determined at the time of termination of employment, increased annually by monthly compounding or discounting, as applicable, at 6%, (which we refer to as the “interest factor”) until he or she reaches age 65. The accrued benefit is that portion of the Retirement Benefit which is expensed and accrued under generally accepted accounting principles. The accrued benefit will be paid in a lump sum on the first day of the month following the month in which the executive reaches age 65. In the event of an executive’s death prior to payment of his or her benefit, such executive’s beneficiary will be entitled to the payment of his or her accrued benefit in a lump sum payment within 30 days.

Termination for Cause. In the event of an executive’s termination of employment by the Company for cause, he or she will forfeit all benefits under the SERP.

Following a Change in Control. In the event of a change in control of the Company, the executives will be entitled to their full Retirement Benefit, payable in monthly installments commencing at age 65 for 15 years. Alternatively, an executive may elect to have the discounted present value of the Retirement Benefit paid in a lump sum either at age 65 or within 30 days of the change in control. Mr. Boggus elected to have the discounted present value of his Retirement Benefit paid in a lump sum at age 65, and Messrs. Brantley and Rutledge elected to have the discounted present value of their Retirement Benefit paid in a lump sum within 30 days of the change in control. For purposes of determining the present value, the interest factor will be 120% of the semiannual applicable federal rate under the Internal Revenue Code.

Disability While Employed Prior to Age 65. In the event of an executive’s termination of employment by reason of disability prior to age 65, he or she will be entitled to a disability benefit equal to his or her accrued benefit, determined at the time of disability, increased annually by the interest factor until the later of (i) the 1st day of the month following the month in which the executive reaches age 65, or (ii) the 1st day of the month following the month in which the executive terminates employment. Such benefit will be annuitized (using the interest factor), and paid in 180 monthly installments commencing at the later of age 65 or the date of the executive’s disability determination. Executives may also elect to receive the discounted present value of his or her accrued benefit in a lump sum payment within 30 days of his or her disability determination. Mr. Rutledge elected to have his disability benefit payable annually for 15 years in 180 monthly installments commencing at the later of age 65 or the date of his disability determination, and Messrs. Boggus and Brantley elected to have the discounted present value of such 15 years of disability benefits paid in a lump sum.

Death Benefit Following Disability or Change in Control. If an executive becomes entitled to (i) a disability benefit or (ii) his Retirement Benefit due to a change in control but dies before the commencement of the benefit, his or her benefit will be paid to the beneficiary in the same form as it would have been paid absent his death. Executives may also elect to have their death benefit paid to their beneficiary in a lump sum. Mr. Boggus elected to have his survivor benefit paid in a lump sum and Messrs. Brantley and Rutledge elected to have their survivor benefit paid according to its normal schedule.

Material Terms of Arrangements Providing Payments upon Termination of Employment or Change in Control

Change of Control Agreements. On December 30, 2008, we entered into an Amended and Restated Change of Control Employment Agreement, which we refer to as the Change of Control Agreements, with each of our named executive officers. As described in our Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on March 20, 2008, an amendment of these arrangements in 2006 unintentionally resulted in these agreements operating as employment agreements (providing for severance in the event of any qualifying termination of employment), rather than change-in-control agreements (providing for severance only in the event of a qualifying termination following a change in control). The most recent amendment and restatement of the Change of Control Agreements corrected this error and included certain changes to bring the Change of Control Agreements into documentary compliance with Section 409A of the Internal Revenue Code.

Termination other than for Cause, Death or Disability; Resignation for Good Reason (including resignation for any reason during the 30-day period immediately following the first anniversary of a change in control of the Company). The Change of Control Agreements provide the following severance payments and benefits to the executive if his or her employment is terminated without cause or the executive resigns for good reason within three years after a change of control of the Company (as such terms are defined in the Change of Control Agreements):

•	a pro rata bonus for the year of termination based on the executive’s highest annual bonus received from the Company in the prior three years;

•	a severance payment equal to two times the sum of (i) the executive’s then-current annual salary and (ii) highest annual bonus paid to the executive during the prior two years;

•	accelerated vesting of outstanding options and restricted stock awards; and

•	continued group health coverage for two years (including a tax gross-up payment to cover any personal taxes imposed on him or her with respect to such continued coverage).

Each Change of Control Agreement also provides that the executive will be entitled to a tax gross-up payment from the Company to cover any excise tax liability he or she may incur as a result of payments or benefits that may be deemed “golden parachute” payments under Section 280G of the Internal Revenue Code.

Termination Due to Death or Disability; Expiration of Employment Period. In the event of executive’s termination of employment by reason of his or her death or disability, or upon the expiration of the employment period, the executive, or his estate, would be entitled to payment of any accrued but unpaid salary or benefits, plus a pro rata bonus for the year in which the termination occurred based on the executive’s highest annual bonus received from the Company in the last three years.

Termination for Cause; Resignation Without Good Reason. In the event we terminate the executive’s employment for cause, or the executive terminates employment without good reason, the executive will be entitled to his or her accrued but unpaid salary or benefits.

Restrictive Covenants. Each of the agreements contains confidentiality covenants that apply during the executive’s employment with us and after his or her termination of employment. The agreements also subject the executives to certain non-compete obligations for a one-year period following a change in control of the Company; provided, however, that such non-compete obligations terminate upon the executive’s termination without cause or for good reason.

2001 Long-Term Incentive Plan. Pursuant to the 2001 Long-Term Incentive Plan, all outstanding awards will become fully vested upon the occurrence of a change in control (regardless of whether a participant incurs a termination of employment), or upon a participant’s death or disability.

Compensation of Directors

The following table sets forth the cash and other compensation paid by the Company to the members of the Board of Directors of the Company for all services in all capacities during fiscal year 2008.

Director Compensation for Fiscal Year 2008

Name	Fees earned or paid in cash ($)(1)	Option awards ($)(2) (3)	Total ($)
John S. Dean, Sr.	39,550	5,318	44,868
Charles R. Fendley	32,800	5,318	38,118
Charles Gehrmann	35,800	5,318	41,118
Michael W. Lowe	27,100	5,318	32,418
Cecil Pruett	36,700	5,318	42,018
Janie Whitfield	39,250	5,318	44,568

(1)	Consists of the following amounts:

Director	Basic Annual Retainer ($)	Meeting Fees ($)	Bank Fees ($)
Mr. Dean	4,000	6,150	29,400
Mr. Fendley	4,000	—	28,800
Mr. Gehrmann	4,000	5,700	26,100
Mr. Lowe	4,000	—	23,100
Mr. Pruett	4,000	—	32,700
Ms. Whitfield	4,000	6,150	29,100

(2)	Reflects the dollar amount recognized by the Company in fiscal year 2008 for financial statement reporting purposes relating to option awards. Because the stock options were fully vested upon grant, this amount also represents the grant date fair value of the option awards. The fair values of these awards and the amounts expensed in fiscal year 2008 were determined in accordance with FAS 123R. The assumptions used in determining the grant date fair values of the option awards are set forth in Note 12, “Stock Options,” in the Company’s consolidated financial statements contained in its annual report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities Exchange Commission.
(3)	The aggregate numbers of outstanding stock options held by each director as of December 31, 2008, are as follows: Mr. Dean, 13,600; Mr. Fendley, 18,556; Mr. Gehrmann, 13,600; Mr. Lowe, 13,600; Mr. Pruett, 10,056; and Ms. Whitfield, 9,256.

Director Compensation

Annual Retainer. During fiscal year 2008, each member of the Company’s Board of Directors received an annual retainer fee of $4,000. Each director who also serves as a member of the Bank’s Board of Directors received an annual retainer fee of $1,500 for serving on the Bank’s Board of Directors.

Meeting Fees. Each of our directors received $1,500 for each board meeting attended through October 2008. The Board approved reducing the fee received from $1,500 to $1,000 after the October 2008 board meeting. Members of the Audit Committee and Compensation Committee of the Company, which also serve as the Audit Committee and Compensation Committee of the Bank, receive an additional fee of $450 and $300, respectively, for each committee meeting attended. Members of the Loan Committee, the Asset/Liability and Investment Committee, the Mortgage Banking Committee and the Executive Committee of the Bank receive a fee of $300 for each meeting attended.

Equity Awards. On the date of the 2008 annual meeting of shareholders, each director received a stock option to purchase 1,500 shares of the Company’s Common Stock. These options were granted under the 2001 Non-Employee Director Stock Option Plan, and were fully-vested on the date of grant.

Supplemental Director Retirement Plan. Each director participates in the Supplemental Director Retirement Plan (the “SDRP”). The terms of the SDRP are similar to those under the SERP, in which the named executive officers participate, described on pages 17-18 of this proxy statement, except that the normal retirement age under the SDRP is 70. Each director elected to have their SDRP retirement benefit paid in 180 monthly installments. In the event of a change in control of the Company, the directors will be entitled to their full retirement benefit, payable commencing at age 70 in 180 monthly installments. The directors’ disability benefit will be paid in 180 monthly installments commencing at the later of age 65 or the date of the director’s disability determination. If a director dies prior to termination of service with the Company, his or her beneficiary will receive a survivor’s benefit and a one-time lump sum death benefit equal to $10,000 to provide for the director’s burial and/or funeral expenses. In the event the director has a voluntary or involuntary termination of service with the Company prior to age 70, such director will be entitled to his or her “accrued benefit,” determined at the time of termination of service, increased annually by monthly compounding or discounting, as applicable, at 6% until he or she reaches age 70. In the event of a director’s termination of service for cause, he or she will forfeit all benefits under the SDRP. In 2008, Messrs. Pruett and Gehrmann received payments under the SDRP.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information regarding shares of the Company’s Common Stock authorized for issuance under equity compensation plans:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (2)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (3)
Equity compensation plans approved by security holders (1)	492,520	13.59	179,462
Equity compensation plans not approved by security holders	—	—	—
Total	492,520	13.59	179,462

(1)	2001 Long-Term Incentive Plan and 2001 Non-Employee Director Stock Option Plan.
(2)	Includes shares of Common Stock issuable pursuant to the exercise of stock options.
(3)	Includes 56,500 shares that are available for issuance pursuant to grants of restricted stock awards under the 2001 Long-Term Incentive Plan.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The Bank and CMS have had, and the Bank expects to have in the future, commercial and mortgage banking transactions in the ordinary course of business with certain of their and the Company’s directors, nominees for director, executive officers, five percent shareholders, members of these persons’ immediate families and certain business organizations with which these persons are associated. These transactions include loans, commitments, lines of credit, and letters of credit, any of which may, from time to time, exceed $120,000. The Bank is subject to Federal Reserve Regulation O, which governs loans to directors, executive officers and principal shareholders. Each of these transactions, including any loans, has been made on substantially the same terms, including interest rates, repayment terms, and collateral, as those prevailing at the time for comparable transactions with other persons, and did not at the time they were made, and do not currently, involve more than normal risk of collectibility or present other features unfavorable to the Bank, the Company or CMS. Additional transactions with such persons and businesses are anticipated in the future. At December 31, 2008, the amount of credit extended to directors, executive officers, and principal shareholders and their associates was approximately $7,899,000, or approximately 17% of the Company’s consolidated shareholders’ equity.

The Board of Directors has adopted a written Related Party Transactions Policy. Under this policy, either the related person or the appropriate Company employee is required to discuss the potential transaction with the Chief Executive Officer or the Chief Financial Officer of the Company. The discussion should include the following factors: (i) the identification of the related party and the nature of his or her affiliation with the Company; (ii) the nature and amount of the proposed transaction; (iii) the benefits to the Company of the proposed transaction; (iv) if applicable, the availability of other sources of comparable products or services; (v) whether the proposed transaction is on terms comparable to terms available to unrelated third parties or to employees generally; and (vi) the anticipated impact of the proposed transaction on the Company’s financial statements and disclosure. The Chief Executive Officer or Chief Financial Officer is required to communicate the results of this discussion to the Audit Committee, and the Audit Committee will review the proposed transaction and approve or disapprove the proposed transaction at its next meeting. If the event that the Chief Executive Officer or Chief Financial Officer determines that it is not practicable or desirable to wait until the next Audit Committee meeting, they may submit the proposed transaction to the Chairman of the Audit Committee. The Chairman of the Audit Committee will call a special meeting of the Audit Committee to review the proposed transaction. In reviewing proposed transactions, the Audit Committee will consider all relevant facts and circumstances, and shall approve or ratify only those transactions that are in, or not inconsistent with, the best interests of the Company and its shareholders. The Audit Committee is authorized to approve proposed transactions where it finds (i) that there is a compelling business reason to do so, (ii) that it has been fully informed of all significant conflicts of interest that may arise, (ii) that the Company is justified in entering into the transaction, and (iii) that the Company has developed an appropriate plan to manage the potential conflicts of interest. Directors or executive officers who are interested in a particular transaction do not participate in the discussions by the Audit Committee regarding the transaction with respect to which they are interested.

On October 1, 2004, the Company entered into a lease for its main office and headquarters with Pickland, Inc. The Company renewed the lease for a two-year term beginning on January 1, 2007 pursuant to which the Company paid rent of $10,500 per month, or $126,000 per year, to Pickland, Inc. during 2007. On December 31, 2007, the Company entered into a new lease for this space pursuant to which the Company paid rent of $12,107 per month, or $145,284 per year, during 2008. In addition, on December 31, 2007, the Company entered into a second lease for its lending operations with Pickland, Inc. pursuant to which the Company paid rent of $6,875 per month, or $82,500 per year, for the period February 1, 2008 through January 31, 2009. Each lease is for a term of seven years, and, if not terminated by either party 90 days prior to the expiration of the term, automatically renews for an additional five year term. The leases provide that, beginning January 1 and February 1, respectively, of each subsequent year, the monthly rent will increase to correspond with cost of living increases based upon the twelve month consumer price index. The twelve month consumer price index for 2008 was 3.8%. Therefore, the rent for the main office and headquarters increased from $12,107 to $12,567 a month or $150,804 a year on January 1, 2009. The rent for lending operations office increased from $6,875 to $7,136 a month or $85,632 a year on February 1, 2009. J. Donald Boggus, Jr., our President and Chief Executive Officer and a Director, owns approximately 32% of Pickland, Inc.

In addition, during 2008 the Company paid approximately $288,000 in medical insurance premiums to Blue Cross Blue Shield of Georgia and approximately $630,000 in medical insurance premiums to Coventry Healthcare of Georgia. The Company paid approximately $19,000 in dental and vision insurance premiums to CompBenefits during 2008. This insurance was purchased through Pruett and Associates, an insurance agency previously owned and controlled by Cecil Pruett, one of our directors. Mr. Pruett sold his interest in the insurance agency on July 1, 2008, and no longer receives any compensation from the agency. Pruett and Associates received commissions in the amount of approximately $23,000 related to the Company’s purchase of medical, dental and vision insurance during the first half of 2008. Management believes the commissions were fair and reasonable and did not exceed commissions that would be paid to an unaffiliated third-party firm. The Company expects to continue this relationship in the future; however, the transactions between the Company and the insurance agency are no longer related party transactions subject to the Company’s Related Party Transactions Policy.

With respect to the lease between the Company and Pickland, Inc., the Company retained an independent consultant to appraise the property and review the terms of the lease to ensure that the lease conforms economically and on other terms for leases of similar commercial property in the area. With respect to the Company’s medical, dental and vision insurance, the Company obtains competing bids from unaffiliated third-party insurance agencies approximately every 3 years prior to purchasing or renewing insurance policies through Pruett and Associates.

INFORMATION CONCERNING THE COMPANY’S INDEPENDENT AUDITOR

The certified public accounting firm of Dixon Hughes PLLC (“Dixon Hughes”) was the independent auditor for the Company during the year ended December 31, 2008, and has audited the Company’s 2006, 2007 and 2008 consolidated financial statements. The Board of Directors, upon the recommendation of the Audit Committee, has appointed Dixon Hughes as independent auditors for the Company and its subsidiaries for the current fiscal year ending December 31, 2009. Representatives of Dixon Hughes are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to any appropriate questions from shareholders.

Audit and Other Fees

Dixon Hughes has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and it subsidiaries except as auditors and independent certified public accountants of the Company and its subsidiaries. The following table shows the aggregate fees billed to the Company for professional services by Dixon Hughes for fiscal years 2008 and 2007:

	Fiscal 2008	Fiscal 2007
Audit Fees (1)	$160,633	$159,172
Audit-Related Fees (2)	95,926	19,000
Tax Fees (3)	17,650	17,650
Other Fees (4)	4,250	4,250
Total	$278,459	$200,072

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the quarterly interim consolidated financial statements and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements, as well as such services as consents and assistance with and review of documents filed with the SEC.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees” and include employee benefit plan audits, accounting consultations, internal control reviews, and attest services that are not required by statute or regulation.
(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning.
(4)	All Other Fees consist of fees for products and services other than the services reported above.

Based upon the Company’s relationship with Dixon Hughes, including the services and fees described above, the Company’s Board of Directors believes that the provision of services by Dixon Hughes to the Company is compatible with maintaining the independence of Dixon Hughes from the Company.

During the two most recent fiscal years and through the date hereof, the Company has not consulted with Dixon Hughes on items that (i) were or should have been subject to SAS 50, or (ii) concerned the subject matter of a disagreement or reportable event with the former auditor as (described in Regulation S-K, Item 304 (a)(2)).

The Company also paid $89,895 in Audit-Related Fees to Professional Bank Services (“PBS”) during the year ended December 31, 2008, and $76,926 in Audit-Related Fees and $1,461 in Other Fees to PBS during the year ended December 31, 2007. The Audit-Related Fees paid to PBS were for internal documentation and testing of controls required under the Sarbanes-Oxley Act of 2002. The Other Fees paid to PBS in 2007 were for an internal audit of the Company’s internal controls. The fees paid to PBS were in addition to the fees billed by Dixon Hughes and are not included in the totals set forth in the table above.

Audit Committee Pre-Approval Policy

Under the Audit Committee’s Charter and Pre-Approval Policy, the Audit Committee is required to approve in advance the terms of all audit services provided to the Company as well as all permissible audit-related and non-audit services to be provided by the independent auditors. Unless a service to be provided by the independent auditors has received approval under the Pre-Approval Policy, it will require specific pre-approval by the Audit Committee. The Pre-Approval Policy is detailed as to the particular services to be provided, and the Audit Committee is to be informed about each service provided. The approval of non-audit services may be delegated by the Compensation Committee to any of its members, but may not be performed by the Company’s management. The term of any pre-approval is twelve months, unless the Audit Committee specifically provides for a different period.

The Audit Committee will approve the annual audit engagement terms and fees prior to the commencement of any audit work other than that necessary for the independent auditor to prepare the proposed audit approach, scope and fee estimates. In addition to the annual audit work, the independent auditors may perform certain other audit-related, tax or non-audit services that are pre-approved by the Audit Committee and are not prohibited by regulatory or other professional requirements. Engagements for the annual audit and recurring tax return preparation engagements shall be reviewed and approved annually by the Audit Committee based on the agreed upon engagement terms, conditions and fees. The nature and dollar value of services provided under these engagements shall be reviewed by the Audit Committee to approve changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items, if any.

In the event audit-related or non-audit services that are pre-approved under the Pre-Approval Policy have an estimated cost in excess of certain dollar thresholds, these services require specific pre-approval by the Audit Committee. Any proposed engagement must be approved in advance by the Audit Committee applying the principles set forth in the Pre-Approval Policy prior to the commencement of the engagement. In determining the approval of services by the independent auditors, the Audit Committee evaluates each service to determine whether the performance of such service would: (a) impair the auditors’ independence; (b) create a mutual or conflicting interest between the auditor and the Company; (c) place the auditor in the position of auditing his or her own work; (d) result in the auditor acting as management or an employee of the Company; or (e) place the auditor in a position of being an advocate for the Company. In no event are monetary limits the only basis for the pre-approval of services.

During the 2007 and 2008 fiscal years, all of the professional services provided by Dixon Hughes were pre-approved by the Audit Committee, and no fees were approved pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X, pursuant to which the pre-approval requirements may be waived in certain limited circumstances.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s Common Stock, to file with the SEC on a timely basis initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. During the fiscal year ended December 31, 2008, to the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons.

PROPOSAL TWO

AMENDMENT OF SECTION 2.1 OF THE COMPANY’S

ARTICLES OF INCORPORATION TO AUTHORIZE

ADDITIONAL SHARES OF COMMON STOCK

General

The Company’s Articles of Incorporation currently authorize 10 million shares of Common Stock, which limits its capital structure by preventing the Company from issuing additional Common Stock to raise capital.

Proposed Amendment

The proposed amendment to the Articles of Incorporation would authorize 50 million shares of Common Stock. The Company’s Common Stock has unlimited voting rights and is entitled, subject to any preferences of any preferred stock, to receive the net assets of the Company upon dissolution. The proposed amendment will give the Company greater flexibility in its capital structure generally and will allow the Company to raise capital by issuing additional shares of Common Stock or securities convertible into Common Stock.

On January 29, 2009, a Special Committee (the “Special Committee”) of the Board of Directors adopted the proposed amendment to the Articles of Incorporation and the Board of Directors ratified the amendment, subject to shareholder approval. The proposed amendment is included in the Articles of Amendment, which are attached as Appendix A to this proxy statement, and this discussion is qualified in its entirety by reference to Appendix A. The full text of the new Section 2.1 of the Articles of Incorporation is set forth below and shall replace the existing Section 2.1 in its entirety:

The Corporation shall have the authority to be exercised by the Board of Directors, or a duly authorized committee thereof, to issue not more than 50,000,000 shares of common stock, par value $1.00 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”).

If approved, the proposed amendment will become effective upon filing Articles of Amendment with the Secretary of State of the State of Georgia, which the Company expects to occur following shareholder approval of the proposals described herein. If Proposal Two is approved, the additional authorized shares of Common Stock may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors may determine without further shareholder approval, except to the extent that shareholder approval is required by applicable laws, rules or regulations. Because the Company’s Common Stock is traded on the Nasdaq Capital Market, shareholder approval must be obtained, unless an exception is available under applicable Nasdaq rules, prior to the issuance of shares for certain purposes, including the issuance of greater than 20% of the Company’s then outstanding shares of Common Stock or securities convertible into shares of Common Stock in connection with a private financing or an acquisition or merger.

The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of present shareholders. The additional 40 million shares to be authorized will be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. Shareholders do not have preemptive rights to subscribe for or purchase additional shares of Common Stock. Accordingly, the issuance of additional shares of Common Stock for corporate purposes other than a stock split or stock dividend could have a dilutive effect on the ownership and voting rights of shareholders at the time of issuance.

Reasons for the Amendment

The Board of Directors believes that, in light of the continuing weak economic conditions and the report from the Company’s independent registered public accountant in their audit report for fiscal year 2008 that expressed substantial doubt about the Company’s ability to continue as a going concern, the Company should take all necessary steps to achieve higher capital levels, including through the issuance and sale of additional shares of Common Stock or securities convertible into shares of Common Stock. The Board of Directors is currently considering a variety of strategic alternatives, including, without limitation, a transaction with certain members of the Board of Directors and management team, including Mr. Lowe, the Company’s only Interested Shareholder. The Company has not reached an agreement with any prospective investor and the terms of such transaction, and the securities offered thereby, if any, have yet to be negotiated. Such transaction could involve the issuance of Common Stock, securities convertible into shares of Common Stock, or units comprised, in part, of Common Stock. The Company intends to use the proceeds from any such offering for general corporate purposes, which may include deploying such proceeds to strengthen the capital position of Crescent Bank and Trust Company, the Company’s wholly owned bank subsidiary.

The Board of Directors believes that the proposed amendment to Section 2.1 of the Company’s Articles of Incorporation is in the best interests of the Company and its shareholders and is consistent with sound corporate governance principles.

Recommendation and Required Vote

The affirmative vote of at least a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required to approve the proposed amendment. Abstentions and broker non-votes will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to Proposal Two. Therefore, the abstentions and broker non-votes will have the effect of a vote “against” Proposal Two.

The Board of Directors unanimously recommends a vote “FOR” this Proposal Two.

PROPOSAL THREE

AMENDMENT OF ARTICLE SIX TO THE COMPANY’S

ARTICLES OF INCORPORATION

General

The Company’s Articles of Incorporation currently require the affirmative vote of the holders of at least 66  2/3% of all the shares of the Company’s voting stock not owned by an Interested Shareholder for the approval of a business combination, merger, consolidation, lease, sale of assets, reclassification of securities or other transactions with an Interested Shareholder. An “Interested Shareholder” means any person, including that person’s associates and affiliates, who is the beneficial owner of 15% or more of the Company’s outstanding stock. The Interested Shareholder restrictions generally render it more difficult for a person to acquire a significant portion of the Company’s Common Stock and thereafter cause the Company to engage in a transaction with such person that the Board of Directors believes is not in the best interests of the Company.

The Company believes that the provisions relating to Interested Shareholder transactions encourage persons seeking control of the Company to consult with the Board of Directors, enabling the Board of Directors to negotiate and give due consideration on behalf of the Company’s shareholders and other constituencies as to the merits of any offer which may be made. However, given the Company’s current capital needs, the Company believes that the restrictions in its Articles of Incorporation may unnecessarily discourage or limit its ability to enter into financing transactions that could be beneficial to the Company and our shareholders. Without limitation, these transactions may include the sale and issuance of shares to, among others, Mr. Michael W. Lowe, a member of the Board of Directors and an Interested Shareholder.

Moreover, the Company has elected to be subject to Part 3 of Article 11 of the GBCC (the “Business Combination Statute”), which contains many of the protections provided by Article Six of the Company’s Articles of Incorporation. The Company believes that the Business Combination Statute provides adequate protection for the Company and its shareholders in the event of a takeover attempt. The complete text of the Business Combination Statute is set forth in Appendix B to this proxy statement, and this discussion is qualified in its entirety by reference to Appendix B.

Proposed Amendment

The proposed amendment to the Company’s Articles of Incorporation would delete Article Six in its entirety, with the exception of certain definitions for terms used throughout the Articles of Incorporation. The complete text of the current Article Six of the Company’s Articles of Incorporation is set forth in Appendix C to this proxy statement, and this discussion is qualified in its entirety by reference to Appendix C.

On March 18, 2009, the Board of Directors adopted the proposed amendment to the Articles of Incorporation, subject to shareholder approval. The proposed amendment is included in the Articles of Amendment, which is attached as Appendix A to this proxy statement, and this discussion is qualified in its entirety by reference to Appendix A.

If approved, the proposed amendment will become effective upon filing the Articles of Amendment with the Secretary of State of the State of Georgia, which we expect to occur following shareholder approval of the proposals described herein.

If Proposal Three is approved, the restrictions governing transactions with Interested Shareholders in our Articles of Incorporation will no longer apply, but similar provisions of the Business Combination Statute will remain in force. There are, however, important differences between Article Six of our Articles of Incorporation and the Business Combination Statute. For example, unlike our charter, which subjects any transaction between Mr. Lowe, currently our only Interested Shareholder, and the Company to a supermajority shareholder approval requirement, a transaction between the Company and Mr. Lowe is exempt from the restrictions set forth in the Business Combination Statute.

Comparison of Article Six of the Articles of Incorporation with the Business Combination Statute

Both Article Six of our Articles of Incorporation and the Business Combination Statute contain anti-takeover provisions that generally render it difficult for a significant shareholder to cause the Company to effect certain fundamental transactions, such as a merger with the shareholder, the issuance of securities to the shareholder, a sale of substantially all of the company’s assets to the shareholder, or a liquidation of the Company (such a transaction is referred to in both Article Six and the Business Combination Statute as a “Business Combination”). Although similar in scope, important differences between the two regimes include the following:

•

Where Article Six of our Articles of Incorporation defines an “interested shareholder” as any person or group beneficially owning 15% or more of the Company’s voting stock, the ownership threshold for identifying an “interested shareholder” under the GBCC is set at 10%.

•

The anti-takeover protections under the Business Combination Statute do not apply to a shareholder who has been an interested shareholder for a period of five years, whereas there is no such exemption under Article Six for a long-time significant shareholder of the Company.

•

The Business Combination Statute does not apply to shareholders who acquire a 10% or more interest in a corporation in a transaction that is authorized by the corporation’s board of directors; Article Six exempts board-approved Business Combinations, but only if the Business Combination was approved by the Board of Directors at the time the Interested Shareholder became an Interested Shareholder (or if, at the time the Board of Directors approves the Business Combination, more than 66  2/3% of the directors are unaffiliated with the Interested Shareholder and were members of the Board of Directors before the Interested Shareholder became an Interested Shareholder (such directors are referred to herein as “Disinterested Directors”)).

•

The Business Combination Statute does not have any fair price protections, whereas certain Business Combinations may be exempt from the super-majority voting requirements of Article Six if the consideration paid to shareholders in connection with the Business Combination is at least equal to certain minimum amounts.

Article Six of the Articles of Incorporation

Article Six of the Articles of Incorporation prohibits any Business Combination with an Interested Shareholder unless 66  2/3% of the shares unaffiliated with the Interested Shareholder vote in favor of the Business Combination. Board approval of the Business Combination may exempt the transaction from the super-majority shareholder vote requirement if:

•	the Board of Directors approved the Business Combination before the shareholder became an Interested Shareholder; or

•	at least two-thirds of the directors serving on the Board of Directors at the time the Business Combination is approved are Disinterested Directors.

In addition, a super-majority shareholder vote is not required if the Business Combination involves a merger or share exchange for cash, or in certain circumstances and upon shareholder election, property, if:

•	The fair market value of the consideration paid to the shareholders is at least equal to the greater of:

•	the highest per share price paid by the Interested Shareholder in acquiring shares of the Company’s stock during the two-year period preceding the announcement of the Business Combination;

•

an amount that bears at least the same percentage relationship to the fair market value of the Company’s Common Stock as of the announcement of the Business Combination as the highest price paid by the Interested Shareholder in the two-year period preceding the announcement of the Business Combination bears to the fair market value of the Company’s Common Stock on the date the Interested Shareholder became an Interested Shareholder;

•

the earnings per share of the Common Stock for the four consecutive quarters before the announcement of the Business Combination multiplied by the higher of (A) the then price earnings multiple of the Interested Shareholder or (B) the highest price earnings multiple of the Corporation during the two-year period preceding the announcement of the Business Combination; and

•	Since the date the shareholder that is party to the Business Combination became an Interested Shareholder:

•	the Company has not failed to declare and timely pay any dividends on outstanding shares of preferred stock;

•

the Company has not reduced the annual rate of any dividends paid on its Common Stock unless the reduction was approved by a Board of Directors with respect which  2/3 of its members are unaffiliated with the Interested Shareholder;

•

the Interested Shareholder has not acquired any additional shares of the Company’s voting stock, except upon the exercise of convertible securities acquired on or before the date the shareholder became an Interested Shareholder; and

•	the Company has not made any loans, advances, guarantees or pledges or granted any other financial assistance in favor of the Interested Shareholder; and

•

A proxy statement setting forth the recommendation of the Board of Directors and an opinion of a reputable investment banking firm with respect to the Business Combination, and otherwise complying with the Exchange Act of 1934, as amended, is mailed to the Company’s shareholders at least thirty (30) days before the consummation of the Business Combination.

Article Six may not be amended without the approval of 66  2/3% of the shares not held by any Interested Shareholder unless two-thirds of the directors then serving on the Board of Directors are Disinterested Directors and the Board of Directors approves the amendment, in which case the amendment to Article Six requires the approval of a majority of the shares entitled to vote.

The Business Combination Statute

The Business Combination Statute is set forth in Sections 14-2-1131 through 14-2-1133 of the GBCC. The Business Combination Statute states that resident domestic corporations may not engage in a Business Combination with any “interested shareholder” for a period of 5 years following the time that such shareholder became an “interested shareholder” unless:

•

prior to such time, the board of directors of the corporation approved either the business combination in question or the transaction which resulted in such shareholder becoming an “interested shareholder”;

•

in the transaction which resulted in such shareholder becoming an “interested shareholder,” the “interested shareholder” became the beneficial owner of at least 90% of the voting stock of the corporation (excluding shares owned by directors, officers and their affiliates and associates, the corporation’s subsidiaries, and certain employee stock plans maintained by the corporation); or

•

after becoming an “interested shareholder”, such shareholder became the beneficial owner of 90% of the outstanding voting stock (excluding shares owned by the target corporation’s directors, officers, and their affiliates and associates, the target corporation’s subsidiaries, and certain employee stock plans maintained by target corporation) and the Business Combination was approved by holders of a majority of the corporation’s voting stock entitled to vote, excluding from such vote, stock held by the “interested shareholder”, the corporation’s directors, officers, and their affiliates and associates and subsidiaries, and certain employee stock plans maintained by the corporation.

Mr. Lowe qualifies as an “interested shareholder” under the GBCC because he beneficially owns more than 10% of the Company’s Common Stock. However, any transaction between Mr. Lowe and the Company would be exempt from the Business Combination Statute because the Board of Directors approved the issuance of shares to Mr. Lowe that resulted in Mr. Lowe becoming an “interested shareholder.”

A corporation may opt out of the Business Combination Statute upon obtaining:

•	the affirmative approval of at least two-thirds of the continuing directors; and

•

the affirmative approval of a majority of the votes entitled to be cast by voting shares of the corporation, other than shares beneficially owned by any “interested shareholder” and affiliates and associates of any “interested shareholder.”

Reasons for the Amendment

The Board of Directors is currently considering a variety of capital raising alternatives, including a possible transaction with members of our Board of Directors and management team, including Mr. Lowe, currently our only Interested Shareholder. Article Six of our Articles of Incorporation restricts the Company’s ability to engage in a capital-raising transaction with its significant shareholders who may be interested in making additional investments in the Company. Although there can be no assurances that the terms and conditions of such a transaction would be favorable to the Company, or that any such transaction would occur at all, the Board of Directors believes that it is in the best interests of its shareholders and the Company to increase flexibility with respect to the Company’s potential sources of capital.

Currently the Company is subject to Article Six of the Articles of Incorporation and the Business Combination Statute. The Board of Directors believes that Article Six and the Business Combination Statute provide similar protection for the Company in the event of an attempt by a party to gain control of the Company. The Board of Directors believes, however, it is in the best interests of the Company to delete the substantive portions of Article VI while continuing to be covered by the Business Combination Statute for two primary reasons. First, the Board of Directors believes that it would be more desirable for the Company to be governed by Georgia law rather than by Article Six because, while Article Six is unique to the Company, the Business Combination Statute has been interpreted by courts and legal scholars. The Board of Directors believes that the existence of a body of case law and commentary on the Business Combination Statute would provide valuable guidance to the Board of Directors in making an informed judgment as to the application of the Company’s anti-takeover devices in the event a party attempted to gain control of the Company in a transaction that the Board of Directors did not believe to be in the best interests of the Company.

The Board of Directors believes that the proposed amendment to Article Six of the Company’s Articles of Incorporation is in the best interests of the Company and its shareholders and is consistent with sound corporate governance principles.

Recommendation and Required Vote

The affirmative vote of at least 66  2/3% of the shares of Common Stock entitled to vote at the Annual Meeting and not beneficially owned by Mr. Lowe or his associates or affiliates is required to approve the proposed amendment. Abstentions and broker non-votes will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to Proposal Three. Therefore, the abstentions and broker non-votes will have the effect of a vote “against” Proposal Three.

The Board of Directors unanimously recommends a vote “FOR” this Proposal Three.

CERTAIN ANTI-TAKEOVER PROVISIONS OF OUR

ARTICLES OF INCORPORATION AND BYLAWS

The following information concerning our capital stock summarizes provisions of our Articles of Incorporation and Bylaws and statutes regulating the rights of holders of our capital stock. This information is not a complete description of these matters and is qualified in all respects by the actual provisions of our Articles of Incorporation and Bylaws and the corporate laws of the State of Georgia.

Common Stock

Voting Rights. The holders of our Common Stock are entitled to one vote per share and are not entitled to cumulative voting rights in the election of our directors. As a result, the holders of more than 50% of the shares of our Common Stock voting in the election of directors, subject to the voting rights of any preferred shares then outstanding, can elect all of our directors then standing for election, if they choose to do so. In this event, the holders of the remaining less than 50% of the shares voting for the election of directors are not able to elect any person or persons to our Board of Directors.

Our shareholders may only remove a director (i) for cause and (ii) by the affirmative vote of the holders of two-thirds of our outstanding Common Stock.

Classified Board. The Company’s Board of Directors is presently divided into three classes, designated as Class I, Class II, and Class III directors. Each of Class I and Class II consists of two members and Class III consists of three members, each serving for a period of three years from their respective dates of election.

The classification of directors makes it more time-consuming to change majority control of our Board of Directors. At least two shareholder meetings will be required to effect a change in the majority control of our Board of Directors, except in the event of vacancies resulting from removal for cause or other reason, in which case the remaining directors would fill the vacancies created. The longer time required to elect a majority of a classified board also helps to assure continuity and stability of our management and policies, since a majority of the directors at any given time will have prior experience as our directors.

The classified board is intended to encourage persons seeking to acquire control of us, through a proxy contest or otherwise, to initiate an acquisition through arm’s-length negotiations with our management and Board of Directors. The classified board could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of us, even though an attempt might be beneficial to our shareholders or favored by a majority of our shareholders. In addition, since the classified board is designed in part to discourage accumulations of large blocks of our Common Stock by purchasers whose objective is to have the stock repurchased by us at a premium, the classified board could tend to reduce the temporary fluctuation in the market price of our common stock which could be caused by this type of accumulation. Accordingly, holders of our Common Stock could be deprived of opportunities to sell their shares at a temporarily higher market price.

Transactions with Interested Shareholders. You are being asked to vote on changes to our Articles of Incorporation that will impact existing restrictions on transactions with Interested Shareholders. See “PROPOSAL THREE: AMENDMENT OF ARTICLE SIX TO OUR ARTICLES OF INCORPORATION REGARDING

TRANSACTIONS WITH INTERESTED SHAREHOLDERS” for a summary of existing restrictions and the effect of changes contemplated by the proposed amendment.

Preferred Stock. Our organizers authorized the preferred stock without a view toward its use in any shareholder rights plan or other measure which has as its primary purpose making a takeover or change in control of us more difficult. However, the terms of any preferred instrument, as is the case with any financial instrument, could have the effect of discouraging persons who might otherwise seek to attempt to acquire us or control or affect our management or policies.

OTHER BUSINESS

Management of the Company presently does not know of any matters to be brought before the Annual Meeting other than those described in this proxy statement. If any other matters properly come before the Annual Meeting, then the persons designated as proxies will vote on such matters in accordance with their best judgment.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

SEC rules establish the eligibility requirements and the procedures that must be followed for a shareholder’s proposal to be included in the Company’s proxy statement. Under those rules, any shareholder wishing to have a proposal considered for inclusion in the Company’s proxy statement for the 2010 Annual Meeting must submit his or her proposal to the Company in writing on or before December 6, 2009. Proposals must comply with all applicable SEC rules. The Board of Directors will review any proposals received by that date and will determine whether applicable requirements have been met for including the proposal in the 2010 proxy solicitation materials.

In addition, the Company’s bylaws establish advance notice procedures that must be followed for a shareholder proposal to be presented at an Annual Meeting but not included in the Board of Directors’ proxy solicitation materials. Any shareholder wishing to have a proposal considered for the 2010 Annual Meeting, but who does not submit the proposal for inclusion in the Company’s proxy statement, must submit the proposal to the Company’s Secretary, c/o Crescent Banking Company, P.O. Box 668, Jasper, Georgia 30143 no later than February 20, 2010. Any proposal that a shareholder wishes to have presented at the Annual Meeting must set forth: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducing such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business to be presented.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is submitted for presentation at the 2010 Annual Meeting, SEC rules permit the persons named as proxies in the proxy statement to vote proxies in its discretion if: (1) the proposal is received before February 20, 2010 and we advise shareholders in the 2010 proxy statement about the nature of the matter and how management intends to vote on such matter, or (2) the proposal is not received before February 20, 2010.

RECENT DEVELOPMENTS

On April 29, 2009, the Bank’s board of directors, the Federal Deposit Insurance Corporation (the “FDIC”) and the Georgia Department of Banking and Financing (the “Georgia Department”), entered into an order (the “Order”), requiring the Bank to cease and desist from certain unsafe and unsound practices and to adopt a program of corrective action as a means of addressing the identified deficiencies. The Order became effective on May 11, 2009. The Order alleged that the Bank is: operating with a board of directors that has failed to provide adequate supervision over and direction to the management of the Bank; operating with management whose policies and practices are detrimental to the Bank and jeopardize the safety of its deposits; operating with marginally adequate equity capital and reserves in relation to the volume and quality of assets held by the Bank; operating with an excessive level of adversely classified items; operating with inadequate provisions for liquidity and funds management; operating with hazardous loan underwriting and administration practices; operating in such a manner as to produce operating losses; and operating in apparent violation of certain laws, regulations and/or statements of policy.

The Order requires that the Bank implement a number of actions, including: developing a written analysis and assessment of the Bank’s management and staffing needs; increasing the board of directors’ participation in the Bank’s affairs; and having and retaining qualified management, including a chief executive officer responsible for the supervision of the lending function and a senior lending officer with experience in upgrading a low quality loan portfolio. The Order further requires the Bank to: increase its capital so that it has a minimum Tier 1 Capital Ratio of 8.0% and a minimum Total Risk Based Capital Ratio of at least 10.0% within 120 days of the effective date of the Order; eliminate certain classified assets not previously collected or charged-off; reduce risk exposure with respect to certain problem assets; cease the extension of additional credit to certain borrowers; implement a plan to improve the Bank’s lending practices; implement a plan for reducing credit concentration; establish and maintain a policy to ensure the adequacy of the allowance for loan losses; formulate and implement a plan to improve earnings; implement an assets/liability management policy; develop and implement a written liquidity contingency funding plan; obtain a waiver from the FDIC prior to accepting, renewing or rolling over brokered deposits; review and implement Bank Secrecy Act compliance; and eliminate or correct all apparent violations of law. The Bank’s board of directors consented to the Order without admitting to or denying any of these allegations. The Order also requires that we provide our shareholders with a summary of the Order in the next shareholder communication, which is the purpose of this disclosure.

These findings were the result of a regulatory examination of the Bank that was completed in July 2008 and are based upon the Bank’s June 30, 2008 financial information. Prior to receiving the Report of Examination from the FDIC and the related Order in April 2009, the Bank’s management had already begun to undertake a process to address many of the deficiencies that were cited in the Order. In October 2008, the board of directors of the Company and the Bank proactively adopted a self-imposed “Action Plan” to address many of the challenges that the Company and the Bank are facing. Under the Action Plan, the Bank has improved its liquidity position, aggressively recognized and reserved for troubled assets, reduced its concentrations in development and construction loans, reduced overhead, started strategic initiatives to increase transaction deposits, implemented a plan to reduce wholesale and broker deposits and conducted an outside assessment of management and staffing levels.

In addition, the Bank’s board of directors has created a Directors Committee to ensure that all of the deficiencies noted in the Order are being addressed in a timely and effective manner. Pursuant to the Order, the Bank is required to provide a quarterly report to the Georgia Department and the FDIC reflecting its progress status towards full compliance with the Order.

The Order does not affect the Bank’s ability to continue to conduct its banking business with customers in a normal fashion. Bank products and services, hours of operation, Internet banking and ATM usage will all be unaffected, and the Bank’s deposits will remain insured by the FDIC to the maximum allowed by law.

INSTRUCTIONS FOR SUBMITTING PROXY VOTES ONLINE

You may submit your proxy vote online. If you submit your proxy online, you authorize the named proxies to vote your shares in the same manner as if you had marked, signed, and returned your proxy voting form. If you submit your proxy vote online, please DO NOT return your proxy voting form in the mail. You may submit your proxy vote online 24 hours a day, 7 days a week. The online voting facilities will close at 11:59 PM EST on June 17, 2009. You will not be permitted to submit your proxy online after this time. You may revoke your online proxy by following the revocation procedures set forth on page 2 of the proxy statement. If you have any additional questions, please e-mail us at btrivedi@crescentbank.com or call 678-454-2270.

Registered Shareholders

To vote your proxy online for shares that you hold as a registered shareholder:

(1)	Have in hand the proxy voting form that you received in the mail from Crescent Banking Company.

(2)	Go to our website at www.crescentbank.com and click on the proxy voting icon.

(3)	Follow the instructions for voting your proxy.

If you hold your shares in street name, whether through a broker or otherwise, you may not submit your proxy vote through the Crescent website. Please follow the instructions for beneficial or “street name” shareholders below.

Beneficial or “Street Name” Shareholders

To vote your proxy online for shares beneficially held or held in “street name”:

(1)	Have in hand the voting instruction form (“VIF”) that you received in the mail from your broker or nominee.

(2)	Go to www.proxyvote.com, which is the Internet voting address printed on the beneficial shareholder VIF.

Appendix A

CRESECENT BANKING COMPANY

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

Crescent Banking Company, a corporation organized and existing under the laws of the State of Georgia (the “Corporation”), in accordance with the provisions of Section 14-2-1006 of the Georgia Business Corporation Code, hereby amends the Corporation’s Articles of Incorporation (as amended, the “Articles”) as follows:

ARTICLE I

The name of the Corporation is “Crescent Banking Company.”

ARTICLE II

Section 2.1 of the Articles is hereby amended and restated in its entirety as follow:

“Section 2.1. The Corporation shall have the authority to be exercised by the Board of Directors, or a duly authorized committee thereof, to issue not more than 50,000,000 shares of common stock, par value $1.00 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”).”

ARTICLE III

Article Six of the Articles is hereby amended by deleting it in its entirety and replacing it with the following new Article Six:

“ARTICLE SIX

Certain Definitions

For purposes of these Articles of Incorporation:

(a) The term ‘person’ shall mean any individual, firm, group, corporation, partnership, association, trust or other entity (as such terms were used on October 15, 1991 for purposes of Regulation 13D-G under the 1934 Act).

(b) The term ‘Interested Shareholder’ shall mean:

(1) any person (other than the Corporation, any Subsidiary or any benefit plan of the Corporation or any Subsidiary) who or which, with its “Affiliates” and “Associates” (as such terms were October 15, 1991 in Rule 12b-2 promulgated under the 1934 Act) and any persons acting in concert with them, is the beneficial owner of fifteen percent (15%) or more of the outstanding shares of the Voting Stock;

(2) any Affiliate, Associate, representative or person acting, in concert with any person described in the foregoing subparagraph (c)(1) of this Section 6.2;

(3) any Affiliate of the Corporation that, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of fifteen percent (15%) or more of the Voting Stock (for purposes of this subsection, Voting Stock shall be deemed to include the outstanding common stock of Crescent Bank and Trust Company); and

(4) any person who is an assignee of, or has otherwise succeeded to, any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question, beneficially owned by any Interested Shareholder, if such assignment or succession occurred in the course of a transaction or series of transactions not involving a “public offering,” within the meaning of the Securities Act of 1933, as amended, (for purposes of this subsection, Voting Stock shall be deemed to include the common stock of Crescent Bank and Trust Company). Without limitation, any person that has the right to acquire any shares of Voting Stock pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise, shall be deemed a beneficial owner of such shares for purposes of determining whether such person or group, individually or together with its Affiliates and Associates, is an Interested Shareholder, but the number of shares deemed to be outstanding pursuant to this paragraph (c) of Section 6.2 shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.

(c) The term ‘Subsidiary’ shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of an Interested Shareholder set forth in Paragraph (c) of this Section 6.2, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

(d) The term ‘Disinterested Director’ shall mean any person who:

(1) is not affiliated, associated or otherwise a representative of or acting in concert with an Interested Shareholder and who was a member of the Corporation’s Board of Directors prior to the time the Interested Shareholder became an Interested Shareholder; or

(2) any successor to a Disinterested Director who is not affiliated with an Interested Shareholder and who was (i) elected as a director or (ii) recommended (and continued to be recommended at all times before such person’s initial election as a director) for election as a director by the shareholders by a majority of the Board of Directors, if at least two-thirds (2/3) of the directors were Disinterested Directors at the time of such election or recommendation.

(e) The term ‘beneficial owner’ shall have the meaning set forth as of October 15, 1991 in Rule 13d-3 promulgated under the 1934 Act and a person shall ‘beneficially own’ securities of which it is the beneficial owner.”

ARTICLE IV

These Articles of Amendment were duly adopted on April 15, 2009.

ARTICLE V

These Articles of Amendment were adopted by the Corporation’s shareholder, in accordance with the provisions of Sections 14-2-1003 of the Georgia Business Corporation Code.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Crescent Banking Company has caused these Articles of Amendment to be signed by Leland W. Brantley, Jr., its Chief Financial Officer, this 18th day of June, 2009.

CRESCENT BANKING COMPANY

By:
Name: Leland W. Brantley, Jr. Title: Chief Financial Officer

Appendix B

TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS

CHAPTER 2. BUSINESS CORPORATIONS

ARTICLE 11. MERGER AND SHARE EXCHANGE

PART 3. BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

§ 14-2-1131. Definitions.

For purposes of this part, the definitions contained in Code Section 14-2-1110 shall be applicable with the following exceptions:

(1) For purposes of this part, “business combination” means:

(A) Any merger or consolidation of the resident domestic corporation or any subsidiary with: (i) any interested shareholder; or (ii) any other corporation, whether or not itself an interested shareholder, which is, or after the merger or consolidation would be, an affiliate of an interested shareholder that was an interested shareholder prior to the consummation of the transaction other than as a result of the interested shareholder’s ownership of the resident domestic corporation’s voting stock;

(B) Any sale, lease, transfer, or other disposition, other than in the ordinary course of business, in one transaction or in a series of transactions, to any interested shareholder or any affiliate or associate of any interested shareholder, other than the resident domestic corporation or any of its subsidiaries, of any assets of the resident domestic corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the board of directors of the resident domestic corporation, an aggregate book value as of the end of the resident domestic corporation’s most recently ended fiscal quarter of 10 percent or more of the net assets of the resident domestic corporation as of the end of such fiscal quarter;

(C) The issuance or transfer by the resident domestic corporation, or any subsidiary, in one transaction or a series of transactions, of any equity securities of the resident domestic corporation or any subsidiary which have an aggregate market value of 5 percent or more of the total market value of the outstanding common and preferred shares of the resident domestic corporation whose shares are being issued to any interested shareholder or any affiliate or associate of any interested shareholder, other than the resident domestic corporation or any of its subsidiaries, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the resident domestic corporation’s voting shares or any other method affording substantially proportionate treatment to the holders of voting shares, and except pursuant to the exercise or conversion of securities exercisable for or convertible into shares of the resident domestic corporation, or any subsidiary, which securities were outstanding prior to the time that any interested shareholder became such;

(D) The adoption of any plan or proposal for the liquidation or dissolution of the resident domestic corporation;

(E) Any reclassification of securities, including any reverse stock split, or recapitalization of the resident domestic corporation, or any merger or consolidation of the resident domestic corporation with any of its subsidiaries, which has the effect, directly or indirectly, of increasing by 5 percent or more the proportionate amount of the outstanding shares of any class or series of equity securities of the resident domestic corporation or any subsidiary which is directly or indirectly beneficially owned by any interested shareholder or any affiliate of any interested shareholder;

(F) Any receipt by the interested shareholder, or any affiliate or associate of the interested shareholder, other than in the ordinary course of business, of the benefit, directly or indirectly (except proportionately as a shareholder of the corporation), of any loans, advances, guarantees, pledges, or other financial benefits or assistance or any tax credits or other tax advantages provided by or through the resident domestic corporation or any of its subsidiaries; or

(G) Any share exchange with (i) any interested shareholder or (ii) any other corporation, whether or not itself an interested shareholder, which is, or after the share exchange would be, an affiliate of an interested shareholder that was an interested shareholder prior to the consummation of the transaction;

(2) For purposes of this part and Part 2 of this article, the presumption of “control” created by paragraph (7) of Code Section 14-2-1110 shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this part or Part 2 of this article, as an agent, bank, broker, nominee, custodian, or trustee for one or more owners who do not individually or as a group have control of the corporation; and

(3) For purposes of this part, a “resident domestic corporation” means:

(A) An issuer of voting stock which is organized under the laws of this state and which has at least 100 beneficial owners in this state and either:

(i) Has its principal office located in this state;

(ii) Has at least 10 percent of its outstanding voting shares beneficially owned by residents of this state;

(iii) Has at least 10 percent of the holders of its outstanding voting shares beneficially owned by residents of this state; or

(iv) Owns or controls assets located in this state which represent the lesser of (I) substantially all of its assets or (II) assets having a market value of at least $25 million. For purposes of this Code section, “substantially all of the corporate assets” means either one-half of the value of the assets of the corporation or the assets of the corporation located in this state which generate more than one-half of the total revenues of the corporation, all on a consolidated basis; and

(B) For purposes of divisions (ii) and (iii) of subparagraph (A) of this paragraph, a holder of voting shares that is a corporation shall be deemed to be located in this state if such corporation is organized under the laws of this state.

§ 14-2-1132. Business combinations with interested stockholders.

(a) Notwithstanding any other provision of this chapter (except for the provisions of subsection (b) of this Code section and Code Section 14-2-1133), a resident domestic corporation shall not engage in any business combination with any interested shareholder for a period of five years following the time that such shareholder became an interested shareholder, unless:

(1) Prior to such time the resident domestic corporation’s board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

(2) In the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder became the beneficial owner of at least 90 percent of the voting stock of the resident domestic corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by: (A) persons who are directors or officers, their affiliates, or associates; (B) subsidiaries of the resident domestic corporation; and (C) any employee stock plan under which participants do not have the right (as determined exclusively by reference to the terms of such plan and any trust which is part of such plan) to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer; or

(3) Subsequent to becoming an interested shareholder, such shareholder acquired additional shares resulting in the interested shareholder being the beneficial owner of at least 90 percent of the outstanding voting stock of the resident domestic corporation, excluding for purposes of determining the number of shares outstanding those shares owned by (A) persons who are directors or officers of the resident domestic corporation, their affiliates, or associates; (B) subsidiaries of the resident domestic corporation; and (C) any employee stock plan under which participants do not have the right (as determined exclusively by reference to the terms of such plan and any trust which is part of such plan) to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer, and the business combination was approved at an annual or special meeting of shareholders by the holders of a majority of the voting stock entitled to vote thereon, excluding from said vote, for the purpose of this paragraph only, the voting stock beneficially owned by the interested shareholder or by (A) persons who are directors or officers of the resident domestic corporation, their affiliates, or associates; (B) subsidiaries of the resident domestic corporation; and (C) any employee stock plan under which participants do not have the right (as determined exclusively by reference to the terms of such plan and any trust which is part of such plan) to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer.

(b) The restrictions contained in this Code section shall not apply if a shareholder: (1) becomes an interested shareholder inadvertently; (2) as soon as practicable divests sufficient shares so that the shareholder ceases to be an interested shareholder; and (3) would not, at any time within the five-year period immediately prior to a business combination between the resident domestic corporation and such shareholder, have been an interested shareholder but for the inadvertent acquisition.

§ 14-2-1133. Inapplicability of requirements of this article unless specifically provided by corporate bylaw; repeal of bylaw; adoption of other provisions.

(a) The requirements of this part shall not apply to business combinations with interested shareholders unless the bylaws of the resident domestic corporation specifically provide that all of such requirements are applicable to the resident domestic corporation. Such a bylaw may be adopted at any time in the manner provided in this chapter and shall apply to any business combination with an interested shareholder after the date of the bylaw’s adoption, provided that such bylaw shall not apply to restrict a business combination between the corporation and an interested shareholder of the resident domestic corporation if the interested shareholder became such prior to the effective date of the bylaw. Such a bylaw shall be irrevocable except as provided in subsection (b) of this Code section. Neither the adoption nor the failure to adopt such a bylaw shall constitute grounds for any cause of action against any of the directors of the resident domestic corporation.

(b) Any bylaw adopted as provided in subsection (a) of this Code section may only be repealed by the affirmative vote of at least two-thirds of the continuing directors and a majority of the votes entitled to be cast by voting shares of the resident domestic corporation, other than shares beneficially owned by an interested shareholder, in addition to any other vote required by the articles of incorporation or bylaws to amend the bylaws. Any action to repeal any bylaw in accordance with this subsection shall not be effective until 18 months after the shareholder vote to effect such repeal and shall not apply to any business combination between such resident domestic corporation and any person who became an interested shareholder of such resident domestic corporation on or prior to such repeal. Once the bylaw has been repealed in accordance with this subsection, the resident domestic corporation shall not thereafter be entitled to adopt the bylaw in accordance with subsection (a) of this Code section.

(c) Nothing contained in this part shall be deemed to limit in any manner a resident domestic corporation’s right to include in its articles of incorporation or bylaws any provision regarding the approval of business combinations which would not otherwise be prohibited by this chapter.

(d) Nothing contained in this part shall be construed to alter in any manner the rights of a resident domestic corporation to adopt a bylaw pursuant to Code Section 14-2-1113. The requirements of any bylaw adopted under this part will be in addition to the requirements of any bylaw adopted pursuant to Part 2 of this article.

(e) Nothing contained in Part 2 of this article shall be construed to alter in any manner the rights of a resident domestic corporation to adopt a bylaw pursuant to this Code section. The requirements of any bylaw adopted under Part 2 of this article will be in addition to the requirements of any bylaw adopted pursuant to this part.

The definitions set forth in the following section of the GBCC are incorporated by reference into the Business Combination Statute, subject to § 14-2-1131 of that statute.

§ 14-2-1110. Definitions

As used in this part, the term:

(1) “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a specified person.

(2) “Announcement date” means the date of the first general public announcement of the proposal of the business combination.

(3) “Associate,” when used to indicate a relationship with any person, means:

(A) Any corporation or organization, other than the corporation or a subsidiary of the corporation, of which such person is an officer, director, or partner or is the beneficial owner of 10 percent or more of any class of equity securities;

(B) Any trust or other estate in which such person has a beneficial interest of 10 percent or more or as to which such person serves as trustee or in a similar fiduciary capacity; and

(C) Any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

(4) “Beneficial owner” means a person shall be considered to be the beneficial owner of any equity securities:

(A) Which such person or any of such person’s affiliates or associates owns, directly or indirectly;

(B) Which such person or any of such person’s affiliates or associates, directly or indirectly, has:

(i) The right to acquire, whether such right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or

(ii) The right to vote pursuant to any agreement, arrangement, or understanding; or

(C) Which are owned, directly or indirectly, by any other person with which such person or any of such person’s affiliates or associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of equity securities; provided, however, that a person shall not be considered to be a beneficial owner of any equity securities which (i) have been tendered pursuant to a tender or exchange offer made by such person or such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange or (ii) such person or such person’s affiliates or associates have the right to vote pursuant to any agreement, arrangement, or understanding if the agreement, arrangement, or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more persons.

(5) “Business combination” means:

(A) Any merger of the corporation or any subsidiary with:

(i) Any interested shareholder; or

(ii) Any other corporation, whether or not itself an interested shareholder, which is, or after the merger would be, an affiliate of an interested shareholder that was an interested shareholder prior to the consummation of the transaction;

(B) Any share exchange with (i) any interested shareholder or (ii) any other corporation, whether or not itself an interested shareholder, which is, or after the share exchange would be, an affiliate of an interested shareholder that was an interested shareholder prior to the consummation of the transaction;

(C) Any sale, lease, transfer, or other disposition, other than in the ordinary course of business, in one transaction or in a series of transactions in any 12 month period, to any interested shareholder or any affiliate of any interested shareholder, other than the corporation or any of its subsidiaries, of any assets of the corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the board of directors of the corporation, an aggregate book value as of the end of the corporation’s most recently ended fiscal quarter of 10 percent or more of the net assets of the corporation as of the end of such fiscal quarter;

(D) The issuance or transfer by the corporation, or any subsidiary, in one transaction or a series of transactions in any 12 month period, of any equity securities of the corporation or any subsidiary which have an aggregate market value of 5 percent or more of the total market value of the outstanding common and preferred shares of the corporation whose shares are being issued to any interested shareholder or any affiliate of any interested shareholder, other than the corporation or any of its subsidiaries, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the corporation’s voting shares or any other method affording substantially proportionate treatment to the holders of voting shares;

(E) The adoption of any plan or proposal for the liquidation or dissolution of the corporation in which anything other than cash will be received by an interested shareholder or any affiliate of any interested shareholder; or

(F) Any reclassification of securities, including any reverse stock split, or recapitalization of the corporation, or any merger of the corporation with any of its subsidiaries, or any share exchange with any of its subsidiaries, which has the effect, directly or indirectly, in one transaction or a series of transactions in any 12 month period, of increasing by 5 percent or more the proportionate amount of the outstanding shares of any class or series of equity securities of the corporation or any subsidiary which is directly or indirectly beneficially owned by any interested shareholder or any affiliate of any interested shareholder.

(6) “Continuing director” means any member of the board of directors who is not an affiliate or associate of an interested shareholder or any of its affiliates, other than the corporation or any of its subsidiaries, and who was a director of the corporation prior to the determination date, and any successor to such continuing director who is not an affiliate or an associate of an interested shareholder or any of its affiliates, other than the corporation or its subsidiaries, and is recommended or elected by a majority of all of the continuing directors.

(7) “Control,” including the terms “controlling,” “controlled by,” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and the beneficial ownership of shares representing 10 percent or more of the votes entitled to be cast by a corporation’s voting shares shall create an irrebuttable presumption of control.

(8) “Corporation,” in addition to the definition contained in Code Section 14-2-140, shall include any trust merging with a domestic corporation pursuant to Code Section 53-12-59.

(9) “Determination date” means the date on which an interested shareholder first became an interested shareholder.

(10) “Fair market value” means:

(A) In the case of securities, the highest closing sale price, during the period beginning with and including the determination date and for 29 days prior to such date, of such a security on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such securities are listed, or, if such securities are not listed on any such exchange, the highest closing sales price or, if none is available, the average of the highest bid and asked prices reported with respect to such a security, in each case during the 30 day period referred to above, on the National Association of Securities Dealers, Inc., Automatic Quotation System, or any system then in use, or, if no such quotations are available, the fair market value on the date in question of such a security as determined in good faith at a duly called meeting of the board of directors by a majority of all of the continuing directors, or, if there are no continuing directors, by the entire board of directors; and

(B) In the case of property other than securities, the fair market value of such property on the date in question as determined in good faith at a duly called meeting of the board of directors by a majority of all of the continuing directors, or, if there are no continuing directors, by the entire board of directors of the corporation.

(11) “Interested shareholder” means any person, other than the corporation or its subsidiaries, that:

(A) Is the beneficial owner of 10 percent or more of the voting power of the outstanding voting shares of the corporation; or

(B) Is an affiliate of the corporation and, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10 percent or more of the voting power of the then outstanding voting shares of the corporation.

For the purpose of determining whether a person is an interested shareholder, the number of voting shares deemed to be outstanding shall not include any unissued voting shares which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.

(12) “Net assets” means the amount by which the total assets of a corporation exceed the total debts of the corporation.

(13) “Voting shares” means shares entitled to vote generally in the election of directors.

Appendix C

ARTICLES OF INCORPORATION

OF

CRESCENT BANKING COMPANY

ARTICLE SIX

Business Combinations

Section 6.1. Notwithstanding any other provision of these Articles of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, and in addition to any affirmative vote required of the holders of any particular class or series of Voting Stock by law, by these Articles of Incorporation or by any Preferred Stock Designation, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of the Voting Stock not beneficially owned (as defined below) by any Interested Shareholder (as defined below), shall be required for the approval or authorization of any Business Combination (as defined below); provided, however, that such voting requirement shall not be required, and such Business Combination shall require only such affirmative vote as is required by law, by any other provision of these Articles of Incorporation or by any Preferred Stock Designation, if:

(a) The Business Combination was approved by the Board of Directors of the Corporation either:

(1) prior to the date that such Interested Shareholder became the beneficial owner (as defined below) of fifteen percent (15%) or more of the Voting Stock; or

(2) after such date, but only if at least two-thirds (2/3) of the directors are Disinterested Directors (as defined below); or

(b) All of the following conditions are satisfied:

(1) the Business Combination involves a merger or consolidation of the Corporation or a statutory share exchange and the consideration to be received per share by holders of Voting Stock in the Business Combination is either cash or, at the option of such holders of Voting Stock if the Interested Shareholder acquired the majority of its holdings of Voting Stock for a form of consideration other than cash, cash or the same form of consideration as that for which the Interested Shareholder acquired such majority; and

(2) the amount of cash or the Fair Market Value (as defined below and as adjusted for stock splits, stock dividends, reclassifications of shares into a lesser number of shares, and similar events) of the property, securities, or Other Consideration (as defined below) to be received per share by holders of the Common Stock is not less than the greatest of (i) the highest per share price (including brokerage commissions, soliciting dealers’ fees, and transfer taxes) paid by such Interested Shareholder in acquiring any of its holdings of Common Stock during the two-year period immediately prior to the date of the first public announcement of such Business Combination; (ii) an amount that bears the same or greater percentage relationship to the Fair Market Value of the Common Stock on the date of the first public announcement of such Business Combination as the highest per share price determined in (2)(i) above bears to the Fair Market Value of the Common Stock on the date on which the Interested Shareholder first became an Interested Shareholder; or (iii) the earnings per share of the Common Stock for the four consecutive quarters immediately preceding the Announcement Date, multiplied by the higher of the then price earnings multiple (if any) of such Interested Shareholder or the highest price earnings multiple of the Corporation during the two years immediately preceding the Announcement Date (for purposes of this subsection, a purchase of the common stock of Crescent Bank and Trust Company by an Interested Shareholder shall be treated as though it were a purchase of Common Stock); and

(3) if applicable, the amount of cash or the Fair Market Value (as adjusted for stock splits, stock dividends, reclassifications of shares into a lesser number of shares, and similar events) of the property, securities, or Other Consideration to be received per share by holders of shares of any class of Voting Stock, other than Common Stock, is not less than the greatest of (i) the highest per share price (including brokerage commissions, soliciting dealers’ fees, and transfer taxes) paid by such Interested Shareholder in acquiring any of its holdings of such class of Voting Stock during the two-year period immediately prior to the date of the first public announcement of such Business Combination; (ii) if applicable, an amount that bears the same or greater percentage relationship to the Fair Market Value of such class of Voting Stock on the date of the first public announcement of such Business Combination as the highest per share price determined in (3)(i) above bears to the Fair Market Value of such Voting Stock on which the Interested Shareholder first became an Interested Shareholder; or (iii) if applicable, the highest preferential amount per such class of Voting Stock would be entitled in the event of voluntary or involuntary liquidation of the Corporation; and

(4) after such Interested Shareholder has become an Interested Shareholder but prior to the consummation of such Business Combination, (i) there shall have been (A) no failure to declare and pay at the regular date therefor any quarterly dividends (whether or not cumulative) on any outstanding preferred stock, and (B) no reduction in the annual rate of dividends paid on the Common Stock (after giving effect to any reclassification, including any reverse stock split, recapitalization, reorganization, or similar transaction that has the effect of enlarging or reducing the number of outstanding shares of Common Stock), unless such reduction has been approved by the Board of Directors, at least two-thirds (2/3) of the members of which are Disinterested Directors; (ii) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock of the Corporation, except as part of the transaction that resulted in such Interested Shareholder becoming an Interested Shareholder, or upon conversion of convertible securities acquired by it prior to becoming an Interested Shareholder, or as a result of a pro rata stock dividend or stock split; and (iii) such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, or other financial assistance, or of any tax credits or other tax advantages provided by the Corporation or any Subsidiary (as defined below); and

(5) a proxy statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (“1934 Act”), and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules, and regulations), whether or not the Corporation is then subject to such requirements, is mailed at least thirty (30) days prior to the consummation of such Business Combination to the public shareholders of the Corporation for the purpose of soliciting shareholder approval of such Business Combination, and contains at the front thereof in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the Business Combination that the Disinterested Directors, if any, may choose to state, and (ii) the opinion of a reputable investment banking firm as to the fairness (or not) of such Business Combination from a financial point of view to the Corporation’s remaining public shareholders (such investment banking firm to be engaged solely on behalf of the remaining public shareholders, to be paid a reasonable fee for its services by the Corporation upon receipt of such opinion, to be an investment banking firm which has not previously been associated with such Interested Shareholder, and, if there are at the time any such directors, to be selected by a majority of the Disinterested Directors).

Section 6.2. For purposes of this Article Six:

(a) the term “Business Combination” shall mean:

(1) any merger or consolidation of the Corporation or any Subsidiary with or into an Interested Shareholder, any merger or consolidation of an Interested Shareholder with or into the Corporation or any Subsidiary, or any statutory share exchange with respect to any class or series of Voting Stock of the Corporation or any Subsidiary;

(2) any sale, lease, exchange, transfer, or other disposition (whether in one transaction or in a series of related transactions) including without limitation, the mortgage of or the use of any other security device relating to all or any Substantial Part (as defined below) of the assets of the Corporation (including, without limitation, any voting securities of any Subsidiary) or of any Subsidiary to an Interested Shareholder;

(3) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in either one transaction or a series of related transactions) of all or any Substantial Part of the assets of an Interested Shareholder to the Corporation or any Subsidiary;

(4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation if, as of the record date for the determination of shareholders entitled to vote with respect thereto, any person is an Interested Shareholder;

(5) the issuance of or transfer by the Corporation or any Subsidiary (in one transaction or in a series of related transaction) of any securities of the Corporation or any Subsidiary to an Interested Shareholder;

(6) the acquisition by the Corporation or any Subsidiary of any securities of an Interested Shareholder;

(7) any reclassification of securities (including any reverse stock split), recapitalization or reorganization of the Corporation, merger or consolidation of the Corporation with any of its Subsidiaries, or any similar transaction (whether or not or into or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities of the Corporation or any Subsidiary which is, directly or indirectly, owned by any Interested Shareholder;

(8) any loan or other extension of credit by the Corporation or any Subsidiary to an Interested Shareholder, and any guarantees by the Corporation or any Subsidiary of any loan or other extension of credit by any person to an Interested Shareholder; and

(9) any transaction or related series of transactions having, directly or indirectly, the same effect as any of the foregoing.

(b) The term “person” shall mean any individual, firm, group, corporation, partnership, association, trust or other entity (as such terms were used on October 15, 1991 for purposes of Regulation 13D-G under the 1934 Act).

(c) The term “Interested Shareholder” shall mean:

(1) any person (other than the Corporation, any Subsidiary or any benefit plan of the Corporation or any Subsidiary) who or which, with its “Affiliates” and “Associates” (as such terms were October 15, 1991 in Rule 12b-2 promulgated under the 1934 Act) and any persons acting in concert with them, is the beneficial owner of fifteen percent (15%) or more of the outstanding shares of the Voting Stock;

(2) any Affiliate, Associate, representative or person acting, in concert with any person described in the foregoing subparagraph (c)(1) of this Section 6.2;

(3) any Affiliate of the Corporation that, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of fifteen percent (15%) or more of the Voting Stock (for purposes of this subsection, Voting Stock shall be deemed to include the outstanding common stock of Crescent Bank and Trust Company); and

(4) any person who is an assignee of, or has otherwise succeeded to, any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question, beneficially owned by any Interested Shareholder, if such assignment or succession occurred in the course of a transaction or series of transactions not involving a “public offering,” within the meaning of the Securities Act of 1933, as amended, (for purposes of this subsection, Voting Stock shall be deemed to include the common stock of Crescent Bank and Trust Company). Without limitation, any person that has the right to acquire any shares of Voting Stock pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise, shall be deemed a beneficial owner of such shares for purposes of determining whether such person or group, individually or together with its Affiliates and Associates, is an Interested Shareholder, but the number of shares deemed to be outstanding pursuant to this paragraph (c) of Section 6.2 shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.

(d) The term “Substantial Part” shall mean more than ten percent (10%) of the total consolidated assets of the corporation in question as of the end of the most recent fiscal year ending prior to the time the determination is being made.

(e) The term “Subsidiary” shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of an Interested Shareholder set forth in Paragraph (c) of this Section 6.2, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

(f) For the purposes of subparagraphs (b)(2) and (b)(3) of Section 6.1, the term “Other Consideration” shall include, without limitation, Common Stock and, if applicable, shares of any other class of Voting Stock, retained by its existing public shareholders in the event of a Business Combination with such Interested Shareholder in which the Corporation is the surviving corporation.

(g) The term “Disinterested Director” shall mean any person who:

(1) is not affiliated, associated or otherwise a representative of or acting in concert with an Interested Shareholder and who was a member of the Corporation’s Board of Directors prior to the time the Interested Shareholder became an Interested Shareholder; or

(2) any successor to a Disinterested Director who is not affiliated with an Interested Shareholder and who was (i) elected as a director or (ii) recommended (and continued to be recommended at all times before such person’s initial election as a director) for election as a director by the shareholders by a majority of the Board of Directors, if at least two-thirds (2/3) of the directors were Disinterested Directors at the time of such election or recommendation.

(h) The term “Fair Market Value” shall mean:

(1) in the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the 1934 Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price with respect to a share of such stock during the thirty-day period preceding the date in question on the National Market List of the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if such stock is not listed on any such exchange and no such quotations are available, the fair market value on the date in question of a share of such stock, as determined by the Board of Directors if at least a majority of the directors are Disinterested Directors or by the members of the Board of Directors who are Disinterested Directors if less than a majority of the Board of Directors; and

(2) in the case of property other than cash or stock, the fair market value of such property on the date in question, as determined by the Board of Directors if at least a majority of directors are Disinterested Directors or by the members of the Board of Directors who are Disinterested Directors if less than a majority of the Board of Directors.

(i) The term “beneficial owner” shall have the meaning set forth as of October 15, 1991 in Rule 13d-3 promulgated under the 1934 Act and a person shall “beneficially own” securities of which it is the beneficial owner;

(j) In the event any paragraph (or portions thereof) of this Article Six shall be found to be invalid, prohibited, or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article Six shall be deemed to remain in full force and effect and shall be construed as if such invalid, prohibited, or unenforceable provisions had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its shareholders that each remaining provision (or portion thereof) of this Article Six remain to the fullest extent permitted by law, applicable and enforceable as to all shareholders, including Interested Shareholders, notwithstanding any such finding.

Section 6.3. A majority of the Board of Directors, if at least two-thirds (2/3) are Disinterested Directors, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Six, including, without limitation:

(a) whether a person is an Interested Shareholder;

(b) the number of shares of Voting Stock beneficially owned by any person;

(c) whether a person is affiliated, associated, a representative of or otherwise acting in concert with, another person; and

(d) whether the applicable conditions set forth in Paragraph (b) of Section 6.2 have been met with respect to any Business Combination.

Section 6.4. Nothing contained in this Article Six shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

REVOCABLE PROXY	9999999999

CRESCENT BANKING COMPANY

REVOCABLE PROXY BY AND ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 18, 2009

The undersigned hereby appoints John S. Dean, Sr. and Cecil Pruett, or either of them, each with full power of substitution, as proxies to vote all shares of the $1.00 par value common stock of Crescent Banking Company (the “Company”) that the undersigned is entitled to vote at the 2009 Annual Meeting of Shareholders to be held Thursday, June 18, 2009, at 1:00 p.m. local time, the corporate offices of the Company, located at 7 Caring Way, Jasper, Georgia, and at any postponement or adjournment thereof (the “Annual Meeting”).

SAID PROXIES WILL VOTE ON THE PROPOSAL SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS PROXY AND ARE AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO ANY OTHER BUSINESS WHICH MAY COME PROPERLY BEFORE THE MEETING. IF A VOTE IS NOT SPECIFIED, THEN SAID PROXIES WILL VOTE “FOR” APPROVAL OF THE PROPOSAL.

The Board of Directors recommends a vote “FOR” the following proposals:

1.	ELECTION OF DIRECTORS: Authority for the election of Mr. Michael W. Lowe, Mr. Cecil Pruett and Ms. Janie Whitfield as Class III directors, to serve until the Company’s 2012 Annual Meeting of Shareholders or until their successors are elected and qualified.

FOR	WITHHOLD AUTHORITY
the nominees listed above (except as marked to the contrary below)	to vote for nominees written below.

2.	AUTHORIZED SHARES: To amend the Company’s Articles of Incorporation to increase the number of shares of the Company’s common stock authorized thereunder from 10 million shares to 50 million shares.

FOR	AGAINST	ABSTAIN

3.	BUSINESS COMBINATIONS: To amend the Company’s Articles of Incorporation to delete the restrictions regarding transactions with interested shareholders in Article Six leaving only certain definitions for terms used elsewhere in the Articles of Incorporation.

FOR	AGAINST	ABSTAIN

I consent to suspending future mailings of the annual report and proxy statement on this account. I have access to copies of the documents or can access them electronically through the Internet. I can revoke this consent at any time by notifying Shareholder Services. (Please check box indicating your consent.)

Please sign exactly as name appears in the registration below. When shares are held by joint tenants, both parties should sign. When signing as attorney, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. You may also submit your proxy vote online by following the instructions on page 35 of the proxy statement that accompanies this revocable proxy.

COMMON SHARES:	9999999999.999	DATED: , 2009

SHAREHOLDER NAME AND ADDRESS
SHAREHOLDER NAME AND ADDRESS
SHAREHOLDER NAME AND ADDRESS		Signature
SHAREHOLDER NAME AND ADDRESS
SHAREHOLDER NAME AND ADDRESS
SHAREHOLDER NAME AND ADDRESS		Signature if held jointly
9999999999

PLEASE MARK, SIGN ABOVE, AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

THIS PROXY IS SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 18, 2009:

The proxy statement and annual report to security holders are available at www.crescentbank.com.